                                    REVISED
                                 TRANSMISSION
                                    SERVICE
                                      AND
                           INTERCONNECTION AGREEMENT
                                    BETWEEN
                    PUBLIC SERVICE ELECTRIC AND GAS COMPANY
                                      AND
                         COGEN TECHNOLOGIES NJ VENTURE



Dated: April 27, 1997

                               TABLE OF CONTENTS


                                                                            PAGE
                                                                            ----

              RECITALS.......................................................  1

ARTICLE I     DEFINITIONS....................................................  6

ARTICLE II    BASIC SERVICE.................................................. 13

ARTICLE III   EXCESS SERVICE................................................. 14

ARTICLE IV    PHASE-IN PERIOD................................................ 16

ARTICLE V     INTERRUPTION, CURTAILMENT OR
               REDUCTION OF SERVICE.......................................... 17

              Section A  Public Service System Conditions.................... 17

              Section B  Project Conditions.................................. 19

              Section C  Service Conditions.................................. 22

ARTICLE VI    OPERATIONS COORDINATION........................................ 23

ARTICLE VII   NET ELECTRICAL POWER OUTPUT SPECIFICATIONS..................... 26

ARTICLE VIII  TERM........................................................... 27

ARTICLE IX    EFFECTIVENESS AND ENFORCEABILITY............................... 28

ARTICLE X     TRANSMISSION SERVICE CHARGES................................... 29

              Section A...................................................... 29

              Section B...................................................... 32

ARTICLE XI    BILLING AND PAYMENT............................................ 33

ARTICLE XII   METERING/RECORDS............................................... 35

ARTICLE XIII  INTERCONNECTION FACILITY....................................... 41

              Section A  Design, Construction and Installation of
                         Interconnection Facility............................ 41

              Section B  Interconnection Facility Costs...................... 43

                                       i
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                              TABLE OF CONTENTS
                                                                            PAGE
                                                                            ----
              Section C  Letter of Credit for
                           Interconnection Facility Costs.................... 47

              Section D  Cancellation Costs.................................. 48

              Section E  Suspension by Venture............................... 50

              Section F  Decommission Costs.................................. 51

              Section G  Energization of Interconnection Facility............ 53

              Section H  Ownership, Operation and Maintenance
                           of Interconnection Facility....................... 53

              Section I  Use of Interconnection Facility..................... 54

              Section J  Repair/Replacement of Interconnection Facility...... 55

              Section K  Decommission of Interconnection Facility............ 56

              Section L  Easement(s) for Interconnection Facility............ 58

              Section M  Permits/Approvals for Interconnection Facility...... 60

ARTICLE XIV   DEDICATION OF FACILITIES....................................... 62

ARTICLE XV    REARRANGEMENT.................................................. 62

ARTICLE XVI   COGENERATION FACILITY/SUBSTATION FACILITY...................... 63

ARTICLE XVII  LIABILITY...................................................... 69

ARTICLE XVIII FORCE MAJEURE.................................................. 69

ARTICLE XIX   MITIGATION OF DAMAGES.......................................... 70

ARTICLE XX    INDEMNIFICATION................................................ 71

ARTICLE XXI   INSURANCE...................................................... 73

ARTICLE XXII  WARRANTIES..................................................... 74

ARTICLE XXIII EVENTS OF TERMINATION.......................................... 74

ARTICLE XXIV  BREACH OF CONTRACT............................................. 76

                                       ii
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                          TABLE OF CONTENTS
                                                                            PAGE
                                                                            ----

ARTICLE XXV     ARBITRATION.................................................. 78

ARTICLE XXVI    SPECIFIC PERFORMANCE......................................... 80

ARTICLE XXVII   MODIFICATIONS................................................ 81

ARTICLE XXVIII  ASSIGNMENT/TRANSFER.......................................... 82

ARTICLE XXIX    CURE BY FINANCIER............................................ 83

ARTICLE XXX     FINANCIER SECURITY AGREEMENTS................................ 86

ARTICLE XXXI    DETERMINATION OF PSE&G COSTS................................. 86

ARTICLE XXXII   STANDARD FOR PERFORMANCE..................................... 87

ARTICLE XXXIII  STANDBY ELECTRIC SERVICE..................................... 87

ARTICLE XXXIV   ENTIRE AGREEMENT............................................. 87

ARTICLE XXXV    SUCCESSORS AND ASSIGNS....................................... 88

ARTICLE XXXVI   CHOICE OF LAW................................................ 88

ARTICLE XXXVII  CAPTIONS..................................................... 88

ARTICLE XXXVIII COUNTERPARTS................................................. 89

ARTICLE XXXIX   MISCELLANEOUS................................................ 89

ARTICLE XL      NOTICE OF AMENDMENTS TO PJM OR
                  MID-ATLANTIC AGREEMENTS.................................... 90

ARTICLE XLI     RESERVATIONS................................................. 90

ARTICLE XLII    NOTICES...................................................... 91

                                    REVISED
                             TRANSMISSION SERVICE
                                      AND
                           INTERCONNECTION AGREEMENT

This AGREEMENT, made and entered into as of this 27 day of April, 1987 by and between PUBLIC SERVICE ELECTRIC AND GAS COMPANY, a New Jersey corporation (hereinafter referred to as PSE&G), and COGEN TECHNOLOGIES NJ VENTURE (hereinafter referred to as VENTURE), a joint venture by and among COGEN TECHNOLOGIES NJ, INC., a Delaware corporation (hereinafter referred to as COGEN), ENRON COGENERATION FIVE COMPANY, a Delaware corporation, CEA BAYONNE, INC., a New Jersey corporation, PSVO BAYONNE, INC., a Delaware corporation and TRANSCO COGENERATION COMPANY, a Delaware corporation (collectively referred to herein as the VENTURERS).


                                   RECITALS

     WHEREAS, the VENTURERS have formed VENTURE, pursuant to the Partnership Act of the State of New Jersey, for the purpose of constructing, owning and operating the COGENERATION FACILITY at the property of Bayonne Industries, Inc. and IMTT-Bayonne in Bayonne, New Jersey;

     WHEREAS, VENTURE's application for certification of qualifying status pursuant to 18 C.F.R. 292.207 was granted by the Federal Energy Regulatory Commission (hereinafter referred to as the Commission or FERC) on October 29, 1986;

     WHEREAS, VENTURE shall maintain the qualifying status of the COGENERATION FACILITY during any term of this AGREEMENT;

     WHEREAS, VENTURE has advised PSE&G that it anticipates that the WINTER SEASON electric rating of the COGENERATION FACILITY will be approximately 170,000 kilowatts;

     WHEREAS, VENTURE has advised PSE&G that it anticipates that the SPRING/FALL SEASON electric rating of the COGENERATION FACILITY will be approximately 161,000 kilowatts;

     WHEREAS, VENTURE has advised PSE&G that it anticipates that the SUMMER SEASON electric rating of the COGENERATION FACILITY will be approximately 156,000 kilowatts;

     WHEREAS, VENTURE estimates that it will commence testing of PROJECT equipment and facilities on or about April 12, 1988;

     WHEREAS, VENTURE anticipates that the DATE OF COMMERCIAL OPERATION will be on or about July 12, 1988;

     WHEREAS, VENTURE anticipates that the DATE OF FULL COMMERCIAL OPERATION will be on or about October 12, 1988;

     WHEREAS, COGEN has an agreement with Jersey Central Power and Light Company (JCP&L) entitled Agreement for Purchase of Electric Power dated October 29, 1985 wherein COGEN is obligated to sell to JCP&L and JCP&L is obligated to purchase from COGEN the NET ELECTRICAL POWER OUTPUT and associated NET ELECTRICAL ENERGY produced by the COGENERATION FACILITY, originally stated as approximately 125,000 kilowatts;

     WHEREAS, COGEN has assigned to VENTURE all of COGEN'S rights, titles and interests in and to the Agreement for Purchase of Electric Power;

     WHEREAS, VENTURE advises that it is and has been negotiating an agreement with JCP&L whereby VENTURE will be obligated to sell to JCP&L and JCP&L will be obligated to purchase from VENTURE any NET ELECTRICAL POWER OUTPUT and associated NET ELECTRICAL ENERGY produced by the COGENERATION FACILITY in excess of the kilowatts of NET ELECTRICAL POWER OUTPUT which COGEN/VENTURE is otherwise obligated to sell to JCP&L and JCP&L is otherwise obligated to purchase pursuant to the Agreement for Purchase of Electric Power between COGEN and JCP&L dated October 29, 1985;

     WHEREAS, PSE&G is a public utility as defined in N.J.S.A. 48:2-13 and, as such, is required by applicable statutes and regulations to furnish safe, adequate and proper service to its retail and sale-for-resale customers and further, to have and maintain its property, plant and equipment in such condition as to enable it to do so;

     WHEREAS, PSE&G owns and operates electric power transmission facilities and, while VENTURE's planned PROJECT is neither connected thereto nor located in the immediate vicinity thereof, the PROJECT will be located in an area which is in proximity to PSE&G's electric power transmission facilities;

     WHEREAS, VENTURE has requested PSE&G to design, construct, install, operate and maintain a single 138,000-volt underground transmission cable circuit and associated terminal facilities (INTERCONNECTION FACILITY) so as to interconnect the PROJECT with the electric power transmission facilities of PSE&G at PSE&G's Bayonne Switching Station. In addition, VENTURE has requested PSE&G to receive NET ELECTRICAL POWER OUTPUT and associated NET ELECTRICAL ENERGY produced by the COGENERATION FACILITY and supplied to the RECEIPT POINT for DELIVERY TO JCP&L;

     WHEREAS, JCP&L, owns and operates electric power transmission facilities which are interconnected with the electric power transmission facilities of PSE&G;

     WHEREAS, PSE&G and JCP&L are members of the Pennsylvania-New Jersey-Maryland Interconnection (PJM);

     WHEREAS, PJM is a fully coordinated power pool which, pursuant to an agreement executed by and among its members, affords to the member utilities, for the benefit of their customers, reliable electric service at the lowest possible cost;

     WHEREAS, PSE&G has conducted engineering studies to ascertain the feasibility of complying with VENTURE'S requests to design, construct, install, operate and maintain the INTERCONNECTION FACILITY and to receive NET ELECTRICAL POWER OUTPUT and associated NET ELECTRICAL ENERGY produced by the COGENERATION FACILITY and supplied to the RECEIPT POINT for DELIVERY TO JCP&L;

     WHEREAS, PSE&G, as a result of the aforesaid engineering studies, has determined that it is feasible to design, construct, install, operate and maintain the INTERCONNECTION FACILITY and to receive NET ELECTRICAL POWER OUTPUT and associated NET ELECTRICAL ENERGY produced by the COGENERATION FACILITY and supplied to the RECEIPT POINT for DELIVERY TO JCP&L, over the term of this AGREEMENT;

     WHEREAS, PSE&G and JCP&L have or will have an operating agreement whereby PSE&G and JCP&L have agreed or will agree that the DELIVERY TO JCP&L of NET ELECTRICAL ENERGY received by PSE&G from the COGENERATION FACILITY at the RECEIPT POINT for JCP&L's account pursuant to this AGREEMENT will be effected through an adjustment by and between JCP&L and PSE&G of their hourly measured interconnection energy interchange in an amount equal to the NET ELECTRICAL ENERGY received by PSE&G at the RECEIPT POINT;

     WHEREAS, PSE&G and VENTURE executed an agreement entitled Service and Interconnection Agreement dated October 10, 1986;

     WHEREAS, since October 10, 1986, PSE&G and VENTURE have continued discussions with a view toward the adoption and execution of a revised agreement incorporating changes to the October 10, 1986 Service and Interconnection Agreement mutually agreeable to the parties;

     NOW, THEREFORE, in consideration of the recitals and mutual covenants contained herein, the parties hereto agree as follows:

                                   ARTICLE I
                                  DEFINITIONS

     The following term when used herein with capitalization shall have the following meanings, unless a different meaning shall be expressly stated:

     AGREEMENT means this Revised Transmission Service and Interconnection Agreement between VENTURE and PSE&G.

     BASIC SERVICE means the receipt by PSE&G at the RECEIPT POINT of a level of kilowatts of NET ELECTRICAL POWER OUTPUT and associated NET ELECTRICAL ENERGY for DELIVERY TO JCP&L in accordance with the Seasonal Schedule contained in
Article II of this AGREEMENT, as may be modified in accordance with Article II of this AGREEMENT.

     BILLING STATEMENT means the monthly statement of charges PSE&G submits to VENTURE for payment, as determined in accordance with Article X of this AGREEMENT.

     CANCELLATION COSTS means the costs and/or liabilities PSE&G incurs in the event that the supplier and/or contractor orders/agreements, made to install and construct the INTERCONNECTION FACILITY, are cancelled or terminated.

     CANCELLATION COST STATEMENT means the statement of costs and/or liabilities which PSE&G estimates it will incur, at designated monthly intervals, in the event that supplier and/or contractor orders/agreements, made to install and construct the INTERCONNECTION FACILITY, are cancelled or terminated.

     COGENERATION FACILITY means the three gas turbines and waste heat boilers, one steam turbine, synchronous generators and all appurtenant structures and equipment to be constructed, installed, owned, operated and maintained by VENTURE at the property of Bayonne Industries, Inc. and IMTT-Bayonne, Bayonne, New Jersey, for the purpose of generating steam and electricity and other forms of useful thermal output and having a seasonal electrical rating of 156,000 kilowatts in the SUMMER SEASON, 161,000 kilowatts in the SPRING/FALL SEASON and 170,000 kilowatts in the WINTER SEASON.

     COMMERCIAL OPERATION means the production of electric power and energy by any electric generation unit at the COGENERATION FACILITY and the supply of such electric power and energy to PSE&G at the RECEIPT POINT for DELIVERY TO JCP&L.

     COST EXPENDITURE STATEMENT means the statement reflecting the amount of money PSE&G estimates it will expend each month during construction to pay the costs associated with the design, construction and installation of the INTERCONNECTION FACILITY and other interconnection tasks, the costs for which are denominated in this AGREEMENT as costs associated with the design, construction and installation of the INTERCONNECTION FACILITY.

     CREDIT means an irrevocable Letter of Credit to be established by VENTURE with ISSUER and issued to PSE&G, as beneficiary, pursuant to and in accordance with the provisions of Article XIII of this AGREEMENT.

     DATE OF COMMERCIAL OPERATION means the date on which VENTURE synchronizes, for the first time, any electric generation unit at the COGENERATION FACILITY with the PUBLIC SERVICE SYSTEM.

     DATE OF FULL COMMERCIAL OPERATION means the date the parties hereto designate by mutual agreement as the date on which all electric generation units at the COGENERATION FACILITY and the SUBSTATION FACILITY have been completed, satisfactorily tested and inspected and are available for and capable of: (i) production of electrical power and energy; and (ii) the supply thereof to PSE&G at the RECEIPT POINT for DELIVERY TO JCP&L. Any agreement by PSE&G necessary to initiate the DATE OF FULL COMMERCIAL OPERATION shall be given pursuant to and in accordance with the provisions of Article XVI of this AGREEMENT.

     DATE OF INITIAL OPERATION means the date on which PSE&G energizes the INTERCONNECTION FACILITY pursuant to and in accordance with the provisions of
Article XIII, Section G of this AGREEMENT.

     DECOMMISSION COSTS means the costs and/or liabilities PSE&G incurs in connection with the removal or dismantlement of the INTERCONNECTION FACILITY and/or associated facilities and/or equipment.

     DELIVERY TO JCP&L means: (i) the hourly communication by PSE&G to JCP&L of the amount of NET ELECTRICAL ENERGY produced by the COGENERATION FACILITY which was received at the RECEIPT POINT by PSE&G for the account of JCP&L during the previous hour; (ii) the simultaneous adjustment by PSE&G of its hourly measured interconnection energy interchange in an amount equal to the NET ELECTRICAL ENERGY so received; (iii) the simultaneous adjustment by

JCP&L of its hourly measured interconnection energy interchange in an amount equal to the NET ELECTRICAL ENERGY so reported to JCP&L by PSE&G.

     EXCESS SERVICE means the receipt by PSE&G at the RECEIPT POINT of a level of kilowatts of NET ELECTRICAL POWER OUTPUT and associated NET ELECTRICAL ENERGY for DELIVERY TO JCP&L in excess of the maximum level of kilowatts of BASIC SERVICE applicable for the season in which such excess level of kilowatts is supplied to the RECEIPT POINT. The maximum level of kilowatts of BASIC SERVICE applicable for any season will be determined in accordance with Article II.

     FINANCIER means any individual(s) or entity(ies) lending money to VENTURE for: (i) the construction of the PROJECT; (ii) the establishment and/or maintenance of working capital requirements; and/or (iii) the refinance or take-out of any such loan(s).

     FULL COMMERCIAL OPERATION means the production of electric power and energy by all the electric generation units at the COGENERATION FACILITY and the supply of such electric power and energy to PSE&G at the RECEIPT POINT for DELIVERY TO JCP&L.

     INTERCONNECTION FACILITY means a single 138,000-volt underground transmission cable circuit and associated terminal facilities to be designed, constructed, installed, owned, operated and maintained by PSE&G to connect the PROJECT with and to the PUBLIC SERVICE SYSTEM at PSE&G's Bayonne Switching Station for the purpose of enabling PSE&G to receive NET ELECTRICAL POWER OUTPUT and associated NET ELECTRICAL ENERGY from the COGENERATION

FACILITY pursuant to the terms and conditions of this AGREEMENT. The Preliminary Plan for the INTERCONNECTION FACILITY is set forth in Exhibit 1.

     ISSUER means the commercial bank issuing the CREDIT.

     LOAN AGREEMENT means the Construction Loan Agreement between Cogen Technologies NJ Venture and General Electric Power Funding Corporation dated September 8, 1986.

     MONTH means calendar month commencing at 12:00.01 am. Eastern Time on the first day of the calendar month and concluding at midnight Eastern Time on the final day of the same calendar month.

     NET ELECTRICAL ENERGY means the aggregate gross amount of electrical energy in kilowatthours produced by any electric generation unit(s) at the COGENERATION FACILITY less: (i) the electrical energy consumed for use by such facility; and
(ii) the electrical energy consumed in the transformation and transmission of the electrical energy produced, if any, prior to the receipt of such electrical energy by PSE&G at the RECEIPT POINT.

     NET ELECTRICAL POWER OUTPUT means the aggregate gross amount of electrical power in kilowatts produced by any electric generation unit(s) at the COGENERATION FACILITY less: (i) the electrical power consumed for use by the COGENERATION FACILITY; and (ii) the electrical power consumed in the transformation and transmission of the electrical power produced, if any, prior to the receipt of such electrical power by PSE&G at the RECEIPT POINT.

     OPERATIONAL EMERGENCY means the existence of a physical or operational condition and/or the occurrence of an event on the PUBLIC SERVICE SYSTEM and/or the INTERCONNECTION FACILITY which is imminently likely to endanger life or property and/or impairs and/or imminently will impair: (i) PSE&G's ability to discharge its statutory obligation(s) to provide safe, adequate and proper service to its retail and sale-for-resale customers; and/or (ii) the safety and/or reliability of the PUBLIC SERVICE SYSTEM and/or the INTERCONNECTION FACILITY.

     PHASE-IN SERVICE means the receipt by PSE&G at the RECEIPT POINT of a level of kilowatts of NET ELECTRICAL POWER OUTPUT and associated NET ELECTRICAL ENERGY for DELIVERY TO JCP&L during the Phase-In Period pursuant to and in accordance with the provisions of Article IV of this AGREEMENT.

     PROJECT means the COGENERATION FACILITY, SUBSTATION FACILITY and associated facilities and equipment to be constructed, owned, operated and maintained by VENTURE at the property of Bayonne Industries, Inc. and IMTTT-Bayonne, Bayonne, New Jersey, for the purpose of generating, among other things, electric power and energy.

     PUBLIC SERVICE SYSTEM means the electric power generation, transmission, subtransmission and distribution facilities owned and operated by PSE&G. exclusive of the INTERCONNECTION FACILITY.

     RECEIPT POINT, also referred to as POINT OF INTERCONNECTION, is the point of physical connection of the PROJECT to the INTERCONNECTION FACILITY located at the point at which the INTERCONNECTION FACILITY meets with and connects to the SUBSTATION FACULTY. The RECEIPT P0INT is identified on the Preliminary Plan for the INTERCONNECTION FACILITY.

     REQUIRED PERMIT means any permit, license or approval from any regulatory or governmental body which is, in the reasonable judgment of PSE&G, required to install, construct, own, operate and/or maintain the INTERCONNECTION FACILITY.

     SERVICE means the rendition by PSE&G to VENTURE of PHASE-IN SERVICE only, BASIC SERVICE only or BASIC SERVICE and EXCESS SERVICE pursuant to and in accordance with this AGREEMENT.

     SPRING/FALL SEASON means the months of March, April, May, October and November.

     SUBSTATION FACILITY means the facilities to be constructed, installed, owned, operated and maintained by VENTURE at the property of Bayonne Industries, Inc. and IMTT-Bayonne, Bayonne, New Jersey to connect the COGENERATION FACILITY to the INTERCONNECTION FACILITY for the purpose of enabling VENTURE to supply to PSE&G at the RECEIPT POINT, in a safe and reliable manner, NET ELECTRICAL POWER OUTPUT and associated NET ELECTRICAL ENERGY produced by the COGENERATION FACILITY.

     SUMMER SEASON means the months of June, July, August and September.


     WINTER SEASON means the months of December, January and February.

                                  ARTICLE II
                                 BASIC SERVICE

     PSE&G shall be obligated, as hereinafter defined, effective with the DATE OF FULL COMMERCIAL OPERATION, to provide to VENTURE a maximum level of BASIC SERVICE in accordance with the maximum level of BASIC SERVICE specified in the following Seasonal Schedule:

                               SEASONAL SCHEDULE
                               -----------------

                    Season                Maximum Level of BASIC SERVICE
                    ------                ------------------------------

                SUMMER SEASON                    156,000 kilowatts
                WINTER SEASON                    170,000 kilowatts
                SPRING/FALL SEASON               161,000 kilowatts

BASIC SERVICE shall be subject to interruption, curtailment or reduction only as specified in Article V.

     VENTURE shall have the right, upon notice to PSE&G consistent with the provisions of this paragraph, to renominate a maximum level of BASIC SERVICE for any season(s) at intervals hereinafter designated. VENTURE may renominate a maximum level of BASIC SERVICE for any season, at such designated intervals, within a range of ninety percent (90%) to one hundred and ten percent (110%) of the maximum level of BASIC SERVICE specified in the Seasonal Schedule set forth above (hereinafter referred to as the Renomination Band) for that season, provided however, VENTURE shall not be permitted, at any time, to renominate a maximum level of BASIC SERVICE for the WINTER SEASON in excess of 180,000 kilowatts. The Renomination Band within which VENTURE may renominate a maximum level of BASIC SERVICE will be as follows: the Renomination Band for the SUMMER SEASON will be 140,000 kilowatts to 172,000 kilowatts; the Renomination Band for the WINTER SEASON will be 153,000 kilowatts to 180,000 kilowatts; the Renomination Band for the SPRING/FALL SEASON will be 145,000 kilowatts to 177,000 kilowatts. VENTURE may make the initial renomination to be effective not later than eighteen (18) months from the DATE OF FULL COMMERCIAL OPERATION (Initial Renomination). Subsequent renominations may be made to be effective every third year thereafter (Successive Renomination). At the time of any renomination VENTURE may renominate a maximum level of BASIC SERVICE for any or all of the seasons. The maximum level of BASIC SERVICE renominated for any season shall remain in effect as the maximum level of BASIC SERVICE for such season unless and until a new maximum level of BASIC SERVICE for that season is made effective pursuant to a renomination made in accordance with the provisions of this Article.

     In the event VENTURE elects to make a renomination, VENTURE shall provide PSE&G with notice as follows: in the case of the Initial Renomination, VENTURE shall notify PSE&G in writing of the renominated maximum level of BASIC SERVICE for any season six (6) months prior to the effective date of the Initial Renomination. In the case of any Successive Renomination, VENTURE shall notify PSE&G in writing of the renominated maximum level of BASIC SERVICE for any season one (1) year prior to the effective date of such Successive Renomination.

     PSE&G shall not be obligated to provide BASIC SERVICE to VENTURE pursuant to any renominated maximum level of BASIC SERVICE other than when and as provided in this Article.

                                  ARTICLE III
                                EXCESS SERVICE

     Effective with the DATE OF FULL COMMERCIAL OPERATION, VENTURE may request EXCESS SERVICE from PSE&G, and, if EXCESS SERVICE is requested, PSE&G shall use best efforts, as hereinafter defined, to accommodate VENTURE's request. However, PSE&G shall not be obligated in any way, at any time, to receive at the RECEIPT POINT NET ELECTRICAL POWER OUTPUT in excess of 190,000 kilowatts. EXCESS SERVICE shall be subject to interruption, curtailment or reduction only as specified in Article V.

     PSE&G's commitment, if any, to provide EXCESS SERVICE, pursuant to VENTURE's request therefor, shall be limited to a commitment to provide such EXCESS SERVICE for a period of one (1) MONTH in duration. For any MONTH in which VENTURE requires EXCESS SERVICE, VENTURE shall make a request for same to PSE&G by the first (1st) day of the preceding MONTH. PSE&G shall notify VENTURE by the fifteenth (15th) day of the preceding MONTH of the amount, if any, of EXCESS SERVICE PSE&G is able to provide to VENTURE for the succeeding MONTH. In the event PSE&G is able to provide EXCESS SERVICE, PSE&G's commitment to provide EXCESS SERVICE shall be limited to an obligation to provide EXCESS SERVICE, as agreed to by PSE&G, solely for the succeeding MONTH. At the conclusion of such succeeding MONTH, PSE&G's commitment and associated obligation for such succeeding MONTH shall expire. In the event VENTURE desires to renew or resume EXCESS SERVICE for any additional or other monthly period, VENTURE shall make a request therefor as provided in this Article. PSE&G's ability to renew or resume EXCESS SERVICE for any additional or other monthly period, the making of any commitment by PSE&G and the nature and extent of any such commitment, will be determined by PSE&G at that time, in accordance with the provisions of this Article. Any request by VENTURE for EXCESS SERVICE and any decision by PSE&G relative to such request shall be confirmed in writing by the other party within ten (10) days of any request and decision, respectively.

     PSE&G's best efforts to provide EXCESS SERVICE shall be contingent upon PSE&G's ability to provide EXCESS SERVICE and such best efforts shall be subordinate and subject to and must abide a determination by PSE&G that: (i) the PUBLIC SERVICE SYSTEM is capable of receiving from the COGENERATION FACILITY NET ELECTRICAL POWER OUTPUT in excess of the maximum level of BASIC SERVICE applicable for the MONTH for which the request is made; and/or (ii) the rendition of EXCESS SERVICE is compatible to and does not interfere with or impair PSE&G's ability to operate the PUBLIC SERVICE SYSTEM in a manner so as to render safe, reliable, adequate, proper and economic service to its retail and sale-for-resale customers. Except as otherwise provided in this AGREEMENT, PSE&G shall not be obligated to: (i) construct, reinforce, replace or enlarge any electric power generation, transmission, subtransmission or distribution facilities; and/or (ii) adopt or engage in any extraordinary operating practice(s), such as off-economic operation of generating units, in order to meet or satisfy its best efforts commitment to accommodate VENTURE's requests for EXCESS SERVICE.

                                  ARTICLE IV
                               PHASE-IN SERVICE

     VENTURE plans to implement a staged phase-in of the three gas turbine generation units and the steam turbine generation unit at the COGENERATION FACILITY. VENTURE anticipates that the staged phase-in will take approximately six (6) months (hereinafter referred to as the Phase-In Period). The Phase-In Period shall commence on the DATE OF COMMERCIAL OPERATION.

     VENTURE further anticipates that during the Phase-In Period electric power and energy will be produced at the COGENERATION FACILITY and supplied to PSE&G at the RECEIPT POINT for DELIVERY TO JCP&L. PSE&G shall be obligated during the Phase-In Period to receive at the RECEIPT POINT for DELIVERY TO JCP&L the electric power and energy produced at the COGENERATION FACILITY and supplied to the RECEIPT POINT; provided however, PSE&G shall not be obligated to receive at the RECEIPT POINT for and during any MONTH prior to the DATE OF FULL COMMERCIAL OPERATION a level of kilowatts in excess of the maximum level of kilowatts applicable for that MONTH in accordance with the Seasonal Schedule contained in Article II.

     The Phase-In Period shall expire not later than nine (9) months from the DATE OF INITIAL OPERATION. Thereafter, and regardless of the status of the staged phase-in process or the operational status of the electric generation units at the COGENERATION FACILITY, the DATE OF FULL COMMERCIAL OPERATION shall be deemed to have occurred for the purpose of: (i) calculating the monthly charges VENTURE shall be obligated to pay to PSE&G in accordance with Article X of this AGREEMENT; and, (ii) triggering the Primary Term of this AGREEMENT.

                                   ARTICLE V

               INTERRUPTION, CURTAILMENT OR REDUCTION OF SERVICE

                                   SECTION A

                       PUBLIC SERVICE SYSTEM CONDITIONS

     PHASE-IN SERVICE, BASIC SERVICE or BASIC SERVICE and EXCESS SERVICE, when a commitment is made to provide EXCESS SERVICE, are intended by PSE&G to be provided to VENTURE without interruption, curtailment or reduction. PSE&G shall use best efforts to provide same without interruption, curtailment or reduction. PSE&G shall use best efforts to provide same without interruption, curtailment or reduction. However, PSE&G cannot and does not guarantee that PHASE-IN SERVICE, BASIC SERVICE or BASIC SERVICE and EXCESS SERVICE, when a commitment is made to provide EXCESS SERVICE, will be free from interruption, curtailment or reduction. PHASE-IN SERVICE, BASIC SERVICE or BASIC SERVICE and EXCESS SERVICE, when a commitment is made to provide EXCESS SERVICE, shall be subject to interruption, curtailment or reduction as a consequence of any of the following actions, operational conditions and/or events: (i) action(s) PSE&G must institute to enable PSE&G to operate the PUBLIC SERVICE SYSTEM so as to discharge its statutory obligations to provide safe, adequate and proper service to its retail and sale-for-resale customers; (ii) action(s) PSE&G must institute to enable PSE&G to discharge its obligations under the PJM Agreement; (iii) action(s) PSE&G must institute to enable PSE&G to discharge its obligations under its Agreement with the Mid-Atlantic Area Coordination Group; (iv) action(s) instituted on the PUBLIC SERVICE SYSTEM by automatic control or actions PSE&G must institute by manual control for the purpose of maintaining the overall safety and reliability of or otherwise protecting the PUBLIC SERVICE SYSTEM and/or the INTERCONNECTION FACILITY; (v) action(s) PSE&G must institute for the purpose of maintenance, repair, improvement, reinforcement, relocation, rearrangement, replacement and/or installation of any equipment or facilities on the PUBLIC SERVICE SYSTEM and/or the INTERCONNECTION FACILITY or action(s) PSE&G must institute for the purpose of the investigation and/or inspection of any such equipment or facilities on the PUBLIC SERVICE SYSTEM and/or the INTERCONNECTION FACILITY; or
(vi) PSE&G experiencing an event of Force Majeure, as defined in Article XVIII; provided however, PSE&G may interrupt, curtail or reduce SERVICE to VENTURE only where, to the extent and for as long as such event(s), operational condition(s) and/or action(s) requires or necessitates an interruption, curtailment or reduction of SERVICE to VENTURE. Nothing contained in this Section A shall permit PSE&G to interrupt, curtail or reduce SERVICE to VENTURE solely for reasons of economic dispatch.

     Where practicable, PSE&G shall give VENTURE advance notice of any interruption, curtailment or reduction effected pursuant to this Section A, the circumstances requiring or necessitating the interruption, curtailment or reduction of SERVICE and, if able, the reasons therefor, and the extent and duration thereof. In the event PSE&G is unable, for any reason, to give VENTURE advance notice of such an interruption, curtailment or reduction of SERVICE, PSE&G shall, as soon thereafter as practicable, contact VENTURE to confirm such interruption, curtailment or reduction, explaining the circumstances requiring or necessitating the interruption, curtailment or reduction, and, if able, furnish the reasons therefor and the extent and duration thereof. At VENTURE's request, PSE&G shall provide written notice to VENTURE explaining the circumstances requiring or necessitating any interruption, curtailment or reduction of SERVICE effected pursuant to this Section A.

     In the event SERVICE is interrupted, curtailed or reduced by PSE&G for any reason specified in this Section A, PSE&G shall use best efforts to resume SERVICE to VENTURE as soon as practicable.

                                   SECTION B

                              PROJECT CONDITIONS

     PSE&G may interrupt, curtail or reduce SERVICE to VENTURE in the event VENTURE fails to meet, satisfy or discharge its obligations under Articles VI, VII, XI, or XVI, as such obligations are defined therein, provided however, any such interruption, curtailment or reduction of SERVICE for or on account of VENTURE's failure to meet, satisfy or discharge such obligations may only be effected by PSE&G pursuant to and in accordance with the provisions of this Section B.

     In the event VENTURE fails to meet, satisfy or discharge its obligations under the Articles specified in the preceding paragraph and, as a consequence, a condition arises, a practice exists or an event occurs at the PROJECT which creates an OPERATIONAL EMERGENCY, PSE&G shall have the right to interrupt, curtail or reduce SERVICE to VENTURE without being obligated to provide to VENTURE notice thereof and without being obligated to afford to VENTURE, prior to any such interruption, curtailment or reduction of SERVICE, a right to cure the precipitating cause of or the event, condition or practice which exists or occurs (Cause); provided however, where practicable, PSE&G shall provide VENTURE with advance notice of the interruption, curtailment or reduction, the circumstances requiring or necessitating the interruption, curtailment or reduction and, if known, the reasons therefor. In the event PSE&G is unable, for any reason, to give VENTURE advance notice of such an interruption, curtailment or reduction of SERVICE, PSE&G shall, as soon thereafter as practicable, contact VENTURE to confirm such interruption, curtailment or reduction, and inform VENTURE of the circumstances requiring or necessitating the interruption, curtailment or reduction of SERVICE and, if able, furnish the reasons therefor and the extent and duration thereof. In the event of such an interruption, curtailment or reduction, PSE&G shall be obligated to resume SERVICE to VENTURE if, but only if, VENTURE has corrected or remedied the Cause which necessitated the interruption, curtailment or reduction.

     In the event VENTURE fails to meet, satisfy or discharge its obligations under the Articles specified in the first paragraph of this Section B and, as a consequence, a condition arises, a practice exists or an event occurs at the PROJECT which, although it does not create an OPERATIONAL EMERGENCY, if permitted to continue or reoccur, may, in the reasonable judgment of PSE&G, result in the creation of an OPERATIONAL EMERGENCY, PSE&G shall have the right to interrupt, curtail or reduce SERVICE to VENTURE, provided however, prior to effecting any interruption, curtailment or reduction of SERVICE, PSE&G shall notify VENTURE of the occurrence or existence thereof and afford to VENTURE a right to correct or remedy the Cause. VENTURE shall have thirty (30) days from receipt of PSE&G's notice: (i) to correct or remedy the Cause; or (ii) in the event such Cause cannot be identified and/or remedied and/or corrected within such thirty (30) days, to submit to PSE&G, for its approval, a plan, and timetable for implementation thereof, setting forth specific actions VENTURE will take to correct or remedy the Cause. In the event the Cause cannot be identified and/or remedied and/or corrected within such thirty (30) days; and,
(i) VENTURE fails to submit a plan within such period to correct or remedy the Cause; or, (ii) a plan is submitted within such period, and VENTURE fails to exercise best efforts thereafter to implement such plan, PSE&G shall have the right thereafter, on reasonable notice to VENTURE, to interrupt, curtail or reduce SERVICE to VENTURE. However, if, during the pendency of any cure period afforded to VENTURE pursuant to this Section B, the Cause creates an OPERATIONAL EMERGENCY, PSE&G may thereafter interrupt, curtail or reduce SERVICE to VENTURE.

     Any notice PSE&G is obligated to provide to VENTURE pursuant to the provisions of the preceding paragraph of this Section 8 shall be in writing. Likewise, any plan VENTURE is obligated to submit to PSE&G pursuant to the provisions of the preceding paragraph of this Section B shall also be in writing.

     Regardless of the existence or potential for creation of an OPERATIONAL EMERGENCY on the PUBLIC SERVICE SYSTEM and/or the INTERCONNECTION FACILITY, PSE&G may interrupt, curtail or reduce SERVICE to VENTURE for and/or on account of VENTURE's failure to meet or discharge its obligations under Article XI to pay any BILLING STATEMENT when due. In the event such a right to interrupt, curtail or reduce SERVICE to VENTURE arises, PSE&G shall provide written notice to VENTURE of its intention to interrupt, curtail or reduce SERVICE, stating the reasons therefor, prior to effecting any interruption, curtailment or reduction. VENTURE shall have thirty (30) days from the date of the notice to cure the precipitating cause. In the event VENTURE fails to cure the precipitating cause within such thirty (30) day period, PSE&G may thereafter interrupt SERVICE to VENTURE.

     Except as otherwise provided in this Section B, in the event PSE&G interrupts SERVICE to VENTURE for any reason specified in paragraphs three and five of this Section B, PSE&G shall be obligated to resume SERVICE to VENTURE if, but only if, VENTURE has, as applicable, either corrected or remedied the precipitating cause of or the event, practice or condition which necessitated the interruption, curtailment or reduction of SERVICE or demonstrates to PSE&G that VENTURE has identified the precipitating cause of the event, practice or condition which necessitated the interruption, curtailment or reduction of SERVICE and immediately thereafter commences a bona fide effort, pursuant to a plan, to remedy or correct same; provided however, if the interruption was triggered as a consequence of VENTURE's failure to meet or discharge its obligation under Article X1, PSE&G shall have no obligation to resume SERVICE to VENTURE unless and until such obligation is met or discharged.

                                   SECTION C
                              SERVICE CONDITIONS

     PSE&G shall not be obligated at any time to receive at the RECEIPT POINT a level of NET ELECTRICAL POWER OUTPUT in excess of the maximum level of SERVICE applicable for the MONTH in which same is received pursuant to and in accordance with the term and conditions of this AGREEMENT. In the event VENTURE supplies to the RECEIPT POINT, at any time, a level of NET ELECTRICAL POWER OUTPUT in excess of the level of SERVICE PSE&G is then obligated to provide under this AGREEMENT, PSE&G shall have the right to request VENTURE, and if so requested, VENTURE shall have the obligation to reduce, as soon as practicable after any such request, the supply of NET ELECTRICAL POWER OUTPUT to PSE&G at the RECEIPT
POINT to a level consistent with the level of SERVICE PSE&G is then obligated to provide to VENTURE under this AGREEMENT. In the event VENTURE is supplying to PSE&G at the RECEIPT POINT a level of NET ELECTRICAL POWER OUTPUT in excess of the level of SERVICE PSE&G is then obligated to provide to VENTURE pursuant to this AGREEMENT and VENTURE fails to reduce the supply of NET ELECTRICAL POWER OUTPUT to the level of SERVICE PSE&G is then obligated or then willing to provide on some limited basis and/or for some limited period, defined or otherwise, whichever level is greater, pursuant to PSE&G's direction, PSE&G shall have the right to interrupt, curtail or reduce SERVICE to VENTURE. In the event

PSE&G interrupts, curtails or reduces SERVICE to VENTURE pursuant to the provisions of this Section C, PSE&G shall be obligated to resume SERVICE to VENTURE if, but only if, VENTURE commits to use best efforts thereafter to control its supply to the RECEIPT POINT consistent with the level of SERVICE PSE&G is then obligated or then willing, whichever is greater, to provide to VENTURE.

                                  ARTICLE VI
                           OPERATIONS COORDINATION

     Effective with the DATE OF INITIAL OPERATION and during any term of this AGREEMENT, VENTURE shall use best efforts to coordinate the operation of the PROJECT with the operation of the PUBLIC SERVICE SYSTEM and the INTERCONNECTION FACILITY. To discharge its best efforts obligation to coordinate operation of the PROJECT with the PUBLIC SERVICE SYSTEM and the INTERCONNECTION FACILITY, VENTURE shall: (i) use SERVICE with due regard for the safety, security and reliability of the PUBLIC SERVICE SYSTEM and/or the INTERCONNECTION FACILITY;
(ii) maintain a power factor at or as near unity as practicable at the POINT OF INTERCONNECTION unless requested otherwise by PSE&G; (iii) control its voltage and speed to values acceptable to PSE&G consistent with sound utility practice;
(iv) coordinate its relaying and fusing so as to conform with PSE&G's system protection practices, in effect from time to time; (v) maintain the PROJECT in a safe and reliable operating condition; (vi) coordinate maintenance and/or repair activities for the PROJECT with PSE&G, where such maintenance and/or repair activities may affect or impair operation of the PUBLIC SERVICE SYSTEM and/or the INTERCONNECTION FACILITY; (vii) submit to PSE&G the monthly schedules and estimates required by this Article; and, (viii) perform such other actions, as may be reasonably requested by PSE&G, to enable PSE&G to (a) operate the PUBLIC SERVICE

SYSTEM and INTERCONNECTION FACILITY in a safe and reliable manner; and, (o) operate the PUBLIC SERVICE SYSTEM so as to discharge PSE&G's statutory obligations to provide safe, adequate and proper service to its retail and sale-for-resale customers.

     As of the DATE OF FULL COMMERCIAL OPERATION, VENTURE shall provide to PSE&G by the first (1st) day of each MONTH the following:

     (i) an hourly schedule of the estimated NET ELECTRICAL POWER OUTPUT VENTURE plans to supply to the RECEIPT POINT for receipt by PSE&G in the succeeding MONTH;

     (ii) an estimate of the generation of NET ELECTRICAL ENERGY which VENTURE plans to supply to the RECEIPT POINT for receipt by PSE&G in the succeeding MONTH;

     (iii) an estimate of the generation of NET ELECTRICAL ENERGY which VENTURE plans to supply to the RECEIPT POINT for receipt by PSE&G for the succeeding twelve (12) MONTHs;

     (iv) a schedule of planned maintenance and/or repair activities for the succeeding twelve (12) MONTHs; and

     (v) the names and telephone numbers of responsible management level employees for contact by PSE&G personnel at any time during the succeeding MONTH relative to any matter arising out of, relating to, or resulting from PSE&G's obligation to provide SERVICE to VENTURE under this AGREEMENT.

     VENTURE shall use best efforts to conduct its operations in accordance with the data and information submitted to PSE&G as required in the preceding paragraph, provided however, any deviation(s) in the COGENERATION FACILITY's operations necessitated by and as a consequence of unanticipated occurrences, conditions or events will not constitute a breach of this AGREEMENT; provided further however, VENTURE will provide to PSE&G, where and when able, advance notice, in a timely manner, of any such deviation(s), of a material nature, in the COGENERATION FACILITY's operations, and if requested, the reasons therefor.

     Pursuant to and consistent with VENTURE's obligation to coordinate operation of the PROJECT with the operation of the PUBLIC SERVICE SYSTEM and the INTERCONNECTION FACILITY, VENTURE shall install and maintain, at its expense, during any term of this AGREEMENT, a telephone line reserved for communication by and between PSE&G's operating personnel and VENTURE's operating personnel.

     PSE&G may request, and, when requested, VENTURE shall use best efforts to provide reactive power, leading or lagging, from the COGENERATION FACILITY up to the operating limits of the COGENERATION FACILITY to the extent that it does not require a reduction in NET ELECTRICAL POWER OUTPUT and further, in the event of an OPERATIONAL EMERGENCY, PSE&G may request and, if PSE&G makes such a request, VENTURE shall use best efforts to provide same up to the operating limits of the COGENERATION FACILITY, whether or not same requires a reduction in NET ELECTRICAL POWER OUTPUT.

     PSE&G shall provide to VENTURE, on or before December 31 of each year, a schedule of planned maintenance and/or repair activities for the PUBLIC SERVICE SYSTEM and/or the INTERCONNECTION FACILITY for the succeeding twelve (12) months (hereinafter referred to as M/R Schedule) which, in the judgment of PSE&G, might interfere with or impair the operation of the COGENERATION FACILITY. PSE&G shall use best efforts to schedule any such planned maintenance and/or repair activities for the SPRING/FALL SEASON. PSE&G shall use best efforts to adhere to any M/R Schedule furnished or, in the event it is unable to adhere to such M/R Schedule, use best efforts to coordinate with VENTURE any charges to such M/R Schedule and/or to communicate any changes in such M/R Schedule to VENTURE in a timely manner. However, in view of PSE&G's statutory obligations to render safe, adequate and proper service to its retail and sale-for-resale customers, any M/R Schedule provided to VENTURE pursuant to this paragraph shall not obligate PSE&G in any way in connection with the scheduling and/or implementation of PSE&G's maintenance and/or repair activities for the succeeding twelve (12) months. The scheduling and actual implementation of maintenance and/or repair activities for any such facility/equipment during any such twelve (12) month period shall remain within the sole discretion of PSE&G.

                                  ARTICLE VII
                  NET ELECTRICAL POWER OUTPUT SPECIFICATIONS

     The NET ELECTRICAL POWER OUTPUT supplied by VENTURE to the RECEIPT POINT for receipt by PSE&G during the term of this AGREEMENT shall be at a nominal voltage of 138,000-volts, 60 hertz, balanced three-phase alternating current produced by a synchronous generator(s) equipped with automatic voltage regulation and automatic speed control. The NET ELECTRICAL POWER OUTPUT shall be free from harmonics which would interfere with PSE&G's metering accuracy, the PUBLIC SERVICE SYSTEM, or the quality of PSE&G's service to its retail and sale-for-resale customer loads. In no event shall the operation of the COGENERATION FACILITY result in total harmonic distortion, as defined by the IEEE Standard 519-1981, as revised, greater than five percent (5%) of the fundamental component measured at the POINT OF INTERCONNECTION.

                                 ARTICLE VIII

                                     TERM

     PSE&G shall provide SERVICE to VENTURE for an initial term of twenty (20) years (hereinafter referred to as the Primary Term). Except as otherwise provided in this AGREEMENT, the Primary Term shall commence on the DATE OF FULL COMMERCIAL OPERATION. The Primary Term shall expire on the earlier of twenty
(20) years to the day of the DATE OF FULL COMMERCIAL OPERATION or the date the DATE OF FULL COMMERCIAL OPERATION was deemed to have occurred, if applicable.

     Upon the expiration of the Primary Term, this AGREEMENT shall automatically be extended for a succeeding term of ten (10) years (hereinafter referred to as the Subsequent Term), unless either party elects to terminate this AGREEMENT effective with and at the time the Primary Term expires. Such termination shall be valid only if the party electing to terminate this AGREEMENT provides written notice to the other party of that party's intent to terminate not later than three (3) years prior to the date of expiration of the Primary Term. The Subsequent Term, if any, shall commence immediately upon expiration of the Primary Term, as defined in the preceding paragraph, and shall expire thirty
(30) years to the day of the DATE OF FULL COMMERCIAL OPERATION.

     In the event a party elects, consistent with the provisions of the preceding paragraph, to terminate this AGREEMENT at the expiration of the Primary Term, this AGREEMENT and each party's obligation(s) hereunder shall automatically terminate as of the effective date of expiration of the Primary Term. In the event the AGREEMENT is extended for a Subsequent Term, this AGREEMENT and each party's obligation(s) hereunder shall automatically terminate as of the date of expiration of the Subsequent Term.

                                  ARTICLE IX

                       EFFECTIVENESS AND ENFORCEABILITY

     This AGREEMENT represents a negotiated agreement between the parties, and the charges and term and conditions contained herein are acceptable to each. It is understood by the parties that this AGREEMENT must be filed at and accepted for filing by the FERC. Notwithstanding the requirement for FERC review and acceptance for filing, this AGREEMENT shall become effective and enforceable, as between the parties, upon execution and pending a filing at and review by the FERC, provided however, that the provisions relative to transmission service shall become effective and enforceable only after FERC acceptance for filing without condition or modification thereof. In the event the FERC accepts this AGREEMENT for filing subject to refund, such FERC acceptance shall not be deemed as a condition or modification for the purposes of effectiveness of this AGREEMENT under this Article.

     In connection with any FERC review of this AGREEMENT as initially filed, in the event the FERC modifies any term or condition, alters any charge(s) contained in this AGREEMENT or in any way conditions its approval of this AGREEMENT, and any party determines that it is adversely affected by such FERC action and/or decision the parties hereby agree to promptly resume negotiations in good faith, in an effort to reach agreement on a charge for SERVICE or on terms and conditions mutually agreeable to the parties relative to the subject matter of this AGREEMENT. If no agreement is reached within thirty (30) days of such FERC action and/or decision any party shall have the right to terminate or cancel this AGREEMENT by filing written notice of cancellation or termination (hereinafter referred to as Notice of Cancellation) with the FERC and serving a copy thereof on the other party. Any such Notice of Cancellation may be filed after such thirty (30) day period but no later than forty-five (45) days after such FERC decision is final and not subject to any further administrative or judicial review; provided however, neither party shall be obligated to seek rehearing and/or judicial review of any FERC decision. In the event any party files a Notice of Cancellation, the parties hereto agree that the cancellation or termination shall become effective and the parties' obligations under this AGREEMENT shall terminate sixty (60) days after the filing of the Notice of Cancellation or at such earlier date as otherwise ordered by the FERC.

     PSE&G shall use best efforts to file this AGREEMENT with the FERC within ninety (90) days of execution of this AGREEMENT and after filing same the parties hereto agree to take such action, as may be appropriate, to expedite FERC approval thereof.


                                   ARTICLE X

                         TRANSMISSION SERVICE CHARGES

                                   SECTION A

     Except as otherwise specifically provided in this AGREEMENT, effective with the DATE OF FULL COMMERCIAL OPERATION, VENTURE shall be obligated to pay to PSE&G the sum of the charges contained in Subparagraphs A, B and C below, in accordance with the billing and payment procedures set forth in Article XI:

     A. a monthly demand charge equal to seventy-three cents ($.73) per kilowatt times the level of kilowatts of BASIC SERVICE PSE&G was obligated to provide to VENTURE during the MONTH for which the billing is being made in accordance with the Seasonal Schedule set forth in
        Article II (as adjusted for any renomination of BASIC SERVICE effected consistent with Article II). In accordance with such Seasonal Schedule the demand charge VENTURE shall be obligated to pay to PSE&G for any MONTH is as set forth in the Demand Charge Payment Schedule set forth below:

                        DEMAND CHARGE PAYMENT SCHEDULE
                        ------------------------------

                        Month            Demand Charge*
                        -----            --------------
                       January              $124,100
                       February              124,100
                       March                 117,530
                       April                 117,530
                       May                   117,530
                       June                  113,880
                       July                  113,880
                       August                113,880
                       September             113,880
                       October               117,530
                       November              117,530
                       December              124,100

                      *The demand charge for any month will be adjusted to reflect any renomination of BASIC SERVICE effected consistent with
                      Article II.

     B. a monthly demand charge equal to seventy-three cents ($.73) per kilowatt times the greater of the following number of kilowatts:

        (i) the number of kilowatts of EXCESS SERVICE, if any, which PSE&G committed to provide to VENTURE during the MONTH for which the billing is being made pursuant to and consistent with Article III;

        (ii) the greatest average number of kilowatts of NET ELECTRICAL POWER OUTPUT, if any, in excess of the level of kilowatts of BASIC SERVICE PSE&G was obligated to provide to VENTURE during the MONTH for which the billing is being made in accordance with the Seasonal Schedule set forth in Article II, received by PSE&G at the RECEIPT POINT during any fifteen (15) minute interval in such preceding MONTH;

     C. point two eight mills ($.00028) per kilowatthour times the number of kilowatthours of NET ELECTRICAL ENERGY received by PSE&G at the RECEIPT POINT during the MONTH for which the billing is being made.

     If, as a result of an event of Force Majeure as defined in Article XVIII, an electric generation unit at the PROJECT is out of operation for at least thirty (30) consecutive days (hereinafter referred to as Qualifying Outage), VENTURE's demand charge payment for any MONTH which includes any portion of such Qualifying Outage shall be adjusted, if necessary, and the amount of such payment shall be the sum of the amounts determined as follows: (i) during the period of any MONTH when no Qualifying Outage exists, the demand charge payment for such period shall be determined by multiplying the sum of the charges contained in subparagraphs A and B of this Article X, as applicable, by a fraction, the numerator of which is the number of hours during which there was no Qualifying Outage and the denominator of which is the number of hours in the MONTH; (ii) during the period of any MONTH when a Qualifying Outage exists, the demand charge payment for such period shall be determined by multiplying the demand charge specified in this Article X by the greatest average number of kilowatts of NET ELECTRICAL POWER OUTPUT during any fifteen (15) minute interval registered on PSE&G's electricity recording meter during such Qualifying Outage, and multiplying that result by a fraction, the numerator of which is the number of hours during which the Qualifying Outage exists and the denominator is the number of hours in the MONTH. PSE&G shall make any demand charge adjustment due VENTURE for a Qualifying Outage required by application of the provisions of this paragraph in the BILLING STATEMENT for the MONTH(s) following the MONTH in which the entitlement to such adjustment matures.

     In the event SERVICE is interrupted, curtailed or reduced by PSE&G during any MONTH for any reason, other than for any of the reasons specified in Sections B and C of Article V, the demand charge VENTURE was obligated to pay for such MONTH pursuant to this Section A will be abated by multiplying the demand charge by the quantity one (1) minus a fraction, the numerator of which is the number of kilowatts by which the level of SERVICE was reduced, times the number of hours during which SERVICE was reduced and the denominator of which is the level of SERVICE committed to by PSE&G, times the number of hours in the MONTH.

     The charges specified in Subparagraphs A, B and C of this Section A shall be subject to change as specified in Article XXVII.

                                   SECTION B

     Effective with the DATE OF COMMERCIAL OPERATION and solely during the Phase-In Period, VENTURE shall pay to PSE&G one point two eight mills ($.00128) times the number of kilowatthours of NET ELECTRICAL ENERGY of PHASE-IN SERVICE received by PSE&G at the RECEIPT POINT during any MONTH in the Phase-In Period. The charge methodology set forth in this Section shall have applicability solely during the Phase-In Period.

     In the event that the DATE OF FULL COMMERCIAL OPERATION shall be deemed to have occurred, as specified in Article IV, VENTURE shall be obligated to pay to PSE&G monthly, until the actual DATE OF FULL COMMERCIAL OPERATION, the sum of the charges in Subparagraphs (i) and (ii) below:

     (i) a monthly demand charge for the MONTH in which the billing is made determined in accordance with the Demand Charge Payment Schedule set forth in Section A;

     (ii) point two eight mills ($.00028) times the number of kilowatthours of NET ELECTRICAL ENERGY received by PSE&G at the RECEIPT POINT during the MONTH for which the billing is made.

                                  ARTICLE XI

                              BILLING AND PAYMENT

     After the DATE OF COMMERCIAL OPERATION, PSE&G snail read its electricity recording meter(s) at the SUBSTATION FACILITY monthly in connection with making its determination of the charges to be billed to VENTURE for any MONTH in accordance with the provisions of Article X and shall thereafter prepare and present to VENTURE, on or before the tenth (10th) day of the MONTH, a BILLING STATEMENT for payment. VENTURE shall pay each BILLING STATEMENT within thirty
(30) days from the date of receipt but not later than the tenth (10th) day of the succeeding MONTH. If presentation of a BILLING STATEMENT is delayed by PSE&G and/or is received by VENTURE after the tenth (10th) day of the MONTH, then the time for payment shall be extended for a period of time equivalent to the delay, provided however, VENTURE shall be obligated to establish any delay in the receipt of any BILLING STATEMENT by appropriate documentation. The BILLING STATEMENT shall contain a breakdown of the applicable charge components billed to VENTURE in accordance with the provisions of Article X. VENTURE shall remit payment to PSE&G for any BILLING STATEMENT to the department designated on the BILLING STATEMENT.

     In the event VENTURE fails to pay the entire amount of any BILLING STATEMENT or other billing submitted by PSE&G under this AGREEMENT, when such amount is due, interest shall accrue on the unpaid portion of such BILLING

STATEMENT or other billing, from the due date to the date of payment, which interest shall accrue at a rate per annum equal to three percent (3%) above the prime rate of the Chase Manhattan Bank, N.A. or its successor in effect as of the payment due date. VENTURE shall pay the interest charge on any such unpaid BILLING STATEMENT or other billing or unpaid portion thereof when and as billed by PSE&G.

     PSE&G shall provide to VENTURE, upon a timely request therefor, documentation and/or data available to PSE&G to enable VENTURE to verify the accuracy of any BILLING STATEMENT or other billing. However, any such request by VENTURE shall not extend the due date of or extend, postpone or otherwise affect VENTURE's obligation to pay the associated BILLING STATEMENT or other billing.

     In the event VENTURE disputes any BILLING STATEMENT or other billing, VENTURE shall pay to PSE&G the entire amount thereof, when due, and shall together with the payment thereof identify and present the dispute in writing and submit documentation substantiating any claim made relative to the dispute identified. Upon receipt of notice of the dispute and the supporting documentation, PSE&G shall have thirty (30) days (Period) from receipt of such notice to resolve the dispute with VENTURE. In the event the dispute is not resolved within the Period, either party may submit the matter to arbitration for resolution in accordance with Article XXV. The amount of a BILLING STATEMENT or other billing disputed by VENTURE, in accordance with the provisions of this paragraph, which is ultimately determined to be due and owing by PSE&G to VENTURE and which is not refunded to VENTURE on or prior to expiration of the Period shall, until payment, accrue interest, as of the last day of such Period, at a rate per annum equal to three percent (3%) above the prime rate of the Chase Manhattan Bank, N.A., or its successor in effect as of that date.

                                  ARTICLE XII

                               METERING/RECORDS

     PSE&G shall install, own, operate and maintain an electricity recording meter at the SUBSTATION FACILITY which, in the judgment of PSE&G, is required or necessary to enable PSE&G to make an accurate measurement of the quantity of NET ELECTRICAL POWER OUTPUT and associated NET ELECTRICAL ENERGY received at the RECEIPT POINT from the COGENERATION FACILITY. The electricity recording meter shall be of a type suitable for interconnection billing purposes. The electricity recording meter, as installed, shall have full load and light load "as left" accuracies that do not deviate more than (plus or minus) 0.3% from 100%. The lag load "as left" accuracy shall be within 0.5% of the full load accuracy. PSE&G shall operate and maintain such electricity recording meter so as to assure, to the maximum extent practicable, that such meter provides an accurate record of the quantities supplied to and received by PSE&G at the RECEIPT POINT from the COGENERATION FACILITY.

     PSE&G shall designate, select and specify all associated electricity recording equipment (Associated Equipment) required by PSE&G to make measurement of the NET ELECTRICAL POWER OUTPUT and associated NET ELECTRICAL ENERGY supplied by VENTURE to the RECEIPT POINT, including but not limited to current transformers, potential transformers, conduits, cables and accessories. PSE&G shall purchase and arrange for the delivery of such Associated Equipment to VENTURE at the PROJECT for installation by VENTURE at VENTURE's expense. PSE&G shall own, operate and maintain such Associated Equipment.

     The costs of the electricity recording meter and Associated Equipment described in the preceding two paragraphs shall be paid by VENTURE as a cost associated with the design, construction and installation of the INTERCONNECTION FACILITY as provided in and in accordance with Article XIII.

     PSE&G shall have the right to secure and safeguard the electricity recording meter and Associated Equipment installed and maintained at the SUBSTATION FACILITY. Neither VENTURE nor any person other than PSE&G, shall be permitted to operate, maintain repair, alter, remove, replace, rearrange, reconstruct, relocate, tamper or interfere in any way with said meter or Associated Equipment.

     Unless otherwise agreed to by PSE&G and/or except as otherwise provided in this AGREEMENT, PSE&G's electricity recording meter shall be utilized for the determination of the monthly charges reflected in any BILLING STATEMENT submitted to VENTURE for payment under this AGREEMENT.

     VENTURE and/or JCP&L may install, own, operate and maintain, at their own expense, an electricity recording meter and Associated Equipment at the SUBSTATION FACILITY for measuring and recording the quantity of NET ELECTRICAL POWER OUTPUT and associated NET ELECTRICAL ENERGY received by PSE&G at the RECEIPT POINT from the COGENERATION FACILITY; provided that the installation, operation and/or maintenance of such equipment does not utilize or connect to PSE&G's electricity recording meter or Associated Equipment and does not interfere, in any way, with the operation of such meter or equipment.

     Unless otherwise agreed to by PSE&G and/or except as otherwise provided in this AGREEMENT, the electricity recording meter installed and maintained by VENTURE and/or JCP&L at the SUBSTATION FACILITY shall not be utilized for any determination of the charges to be included in any BILLING STATEMENT submitted by PSE&G to VENTURE for payment under this AGREEMENT.

     The accuracy of PSE&G's electricity recording meter shall be verified by PSE&G by testing once each year. Such accuracy test shall be conducted in accordance with the standards set forth in the American National Standard Code for Electricity Metering. Notice of such accuracy test(s) shall be given by PSE&G to VENTURE. VENTURE and/or JCP&L representatives may attend any such accuracy test. In the event VENTURE and/or JCP&L representatives elect to be present at any accuracy test, the test and any necessary adjustment to the electricity recording meter shall be made in the presence of and observed by VENTURE and/or JCP&L representatives. VENTURE and/or JCP&L may, for good cause, request PSE&G to conduct an accuracy test of PSE&G's electricity recording meter. In the event good cause is shown, PSE&G shall conduct an accuracy test at VENTURE's and/or JCP&L's request. Any cost or expense associated with any accuracy test performed by PSE&G on PSE&G's electricity recording meter shall be billed to and paid by VENTURE; provided however, in the event an accuracy test is conducted in connection with a billing dispute and PSE&G's electricity recording meter is determined as a result of such test to be registering inaccurately in excess of one percent (1%), PSE&G shall pay the costs of such accuracy test.

     The accuracy of any electricity recording meter maintained by VENTURE and/or JCP&L at the SUBSTATION FACILITY shall be verified by test at least once each year. Such accuracy test shall be conducted in accordance with the standards set forth in the American National Standard Code for Electricity Metering. VENTURE and/or JCP&L shall establish, at the time of installation, and maintain the accuracy of such electricity recording meter in accordance with the standard of accuracy set forth in the American National Standard Code for Electricity Metering. Notice of such accuracy test(s) shall be given by VENTURE to PSE&G. PSE&G may attend any such accuracy test(s). PSE&G may, for good cause, request VENTURE to conduct or have conducted an accuracy test(s) of VENTURE and/or JCP&L's electricity recording meter. In the event good cause is shown, VENTURE shall conduct or have conducted an accuracy test of VENTURE and/or JCP&L's electricity recording meter. Any cost or expense associated with any accuracy test(s) shall be paid by VENTURE and/or JCP&L, except where such test(s) was conducted at PSE&G's request.

     In the event PSE&G's electricity recording meter is out of service or is registering inaccurately, the amount of inaccuracy shall be determined and such meter shall be repaired, replaced and/or adjusted so as to accurately measure the NET ELECTRICAL POWER OUTPUT and ASSOCIATED NET ELECTRICAL ENERGY supplied by VENTURE to the RECEIPT POINT. Any meter reading(s) and BILLING STATEMENT(s) for the period of the inaccuracy shall be adjusted so as to reflect any correction of such inaccuracy as far as such inaccuracy can be reasonably ascertained; provided however, no adjustment shall be made in any meter reading(s) nor shall any BILLING STATEMENT be adjusted for or on account of a registration inaccuracy of one percent (1%) or less.

     In the event a registration inaccuracy of greater than one percent (1%) is found on PSE&G's electricity recording meter, a billing adjustment shall be made. The billing adjustment shall be made for the period of inaccuracy, if ascertainable, or in the event the period of the inaccuracy cannot be reasonably ascertained, the period of inaccuracy shall be deemed to have encompassed one-half (1/2) of the time period since the last accuracy test of the meter (hereinafter referred to as the Surrogate Period). The quantities delivered for the period of inaccuracy, if ascertainable, or, if not ascertainable, the Surrogate Period shall be determined and adjustments made for billing purposes by determining or estimating the quantity of electricity received by PSE&G during the relevant period from the best available source/data, which source/data may include but not be limited to: (i) registration data obtained from the electricity recording meter maintained by VENTURE at the SUBSTATION FACILITY; and/or (ii) receipts by PSE&G during an equivalent ox similar period when such meter was registering accurately; and/or (iii) correction of the error, if the percentage of error is ascertainable, by calibration, test or mathematical calculation; provided however, in the event VENTURE's metering equipment meets applicable PSE&G standards and PSE&G determines that such equipment has been installed, operated and maintained in accordance with applicable PSE&G standards/practices/procedures, the period of inaccuracy and the quantities delivered for such period shall be determined and the adjustment(s) made for billing purposes solely by reference to VENTURE's electricity recording equipment.

     PSE&G and VENTURE shall retain the records each prepares and maintains in the ordinary course of business relative to the amount of NET ELECTRICAL POWER OUTPUT and associated NET ELECTRICAL ENERGY produced by the COGENERATION FACILITY and supplied to and received by PSE&G at the RECEIPT POINT and any records each prepares and maintains relative to any maintenance, repair or testing of any electricity measuring meter maintained at the SUBSTATION FACILITY. The records possessed by one party shall be made available for inspection by the other party upon reasonable notice of request therefor. All such records shall be maintained for a period of six (6) years.

     VENTURE shall install equipment at the SUBSTATION FACILITY to enable a measurement of the following electrical quantities: (i) gross active electrical power output of each COGENERATION FACILITY generator; (ii) gross reactive electrical power output of each COGENERATION FACILITY generator; (iii) terminal voltage of each COGENERATION FACILITY generator; (iv) voltage at the POINT OF INTERCONNECTION; (v) active power flow on the INTERCONNECTION FACILITY at the POINT OF INTERCONNECTION; (vi) reactive power flow on the INTERCONNECTION FACILITY at the POINT OF INTERCONNECTION; and (vii) kilowatthours of NET ELECTRICAL ENERGY received by PSE&G at the POINT OF INTERCONNECTION. PSE&G shall designate, select and specify the equipment to be installed at the SUBSTATION FACILITY to enable a measurement of the aforementioned electrical quantities. PSE&G shall purchase and arrange for the delivery of such equipment to VENTURE at the PROJECT for installation by VENTURE at VENTURE's expense. The costs of such equipment shall be paid by VENTURE as a cost associated with the design, construction and installation of the INTERCONNECTION FACILITY as provided in and in accordance with Article XIII of this AGREEMENT. PSE&G shall own, operate and maintain the equipment installed to measure the electrical quantities specified in this paragraph. VENTURE shall pay PSE&G for any costs associated with the operation and maintenance and/or repair of such equipment. VENTURE shall pay any billing for operation and maintenance of such equipment within thirty (30) days of the date of the billing.

     PSE&G shall not be obligated to energize the INTERCONNECTION FACILITY until the equipment PSE&G has directed VENTURE to install, pursuant to the preceding paragraph, has been installed, has been inspected by PSE&G, and pursuant to such inspection, such installation is determined by PSE&G to meet applicable standards for operation. PSE&G shall conduct and complete the inspection of such installation within fifteen (15) working days of receipt of notice from VENTURE that the installation of the equipment has been completed and is available for inspection. In the event PSE&G determines, as a result of its inspection of the installation, that such installation does not meet applicable standards for operation, PSE&G shall, as soon thereafter as is practicable, furnish written notice to VENTURE of such fact setting forth the basis for the determination and any corrective actions VENTURE will be required to take to make the installation acceptable to PSE&G.

     Additionally, VENTURE shall: (i) lease, at its expense, a telephone circuit or otherwise establish a telecommunications link(s) to permit telemetering by means of both digital data links and analog signals, of the measurements of the electric quantities specified on page 39 of this AGREEMENT at PSE&G's Electric System Operations Center in Newark, New Jersey; (ii) pay the costs associated with the installation by PSE&G of equipment required (a) to provide an indication at PSE&G's Electric System Operations Center of the status of circuit breakers at the COGENERATION FACILITY and SUBSTATION FACILITY; (b) to provide an alarm indication of hard lockout relays; (c) to enable PSE&G to open and close circuit breaker or other switching equipment at the SUBSTATION FACILITY via supervisory control from PSE&G's Electric System Operations Center to permit the rapid separation of the PROJECT from the PUBLIC SERVICE SYSTEM and/or the INTERCONNECTION FACILITY; and (iii) pay the costs associated with integrating any telemetered information into PSE&G's Electric System Operations Center, including the cost of equipment necessary to receive, display, record and process such telemetered information.

     The costs described in clauses (ii) and (iii) in the preceding paragraph shall be paid by VENTURE as a cost associated with the design, construction and installation of the INTERCONNECTION FACILITY as provided in and in accordance with Article XIII of this AGREEMENT. Such equipment shall be owned, operated and maintained by PSE&G.

                                 ARTICLE XIII

                           INTERCONNECTION FACILITY

                                   SECTION A

       DESIGN, CONSTRUCTION AND INSTALLATION OF INTERCONNECTION FACILITY

     PSE&G shall design, construct and install the INTERCONNECTION FACILITY for the purpose of enabling PSE&G to provide SERVICE to VENTURE pursuant to and consistent with the terms and conditions of this AGREEMENT. PSE&G estimates that, under conditions most favorable to completion of the INTERCONNECTION FACILITY, the INTERCONNECTION FACILITY can be completed and, subject to the provisions of Section G of this Article, energized on or about April 12, 1988. However, VENTURE has been advised and acknowledges and agrees that certain of the activities necessary to construct the INTERCONNECTION FACILITY will be affected and/or influenced by conditions, events and/or factors which are not within the direct control of PSE&G. PSE&G shall use best efforts to: (i) obtain any REQUIRED PERMIT or easement(s), license(s), rental(s) or right(s)-of-way, for the construction and installation of the INTERCONNECTION FACILITY; (ii) complete the design, construction and installation of the INTERCONNECTION FACILITY; and, (iii) subject to the provisions of Section G of this Article energize the INTERCONNECTION FACILITY, in a timely manner. Best efforts as herein provided, means the commencement and pursuit, in good faith, of a program of design, construction, installation, review and examination so as to complete and place in service the INTERCONNECTION FACILITY in a timely manner; provided however, it is expressly understood and agreed that PSE&G's best efforts shall be subordinate and subject to and construed in light of and consistent with any suspension effected pursuant to and in accordance with Sections B and E of this
Article XIII and PSE&G's primary obligation to provide and maintain safe, adequate and proper service to its retail and sale-or-resale customers and to operate and maintain its plant, property and equipment in such condition as to enable it to do so.

     PSE&G shall not be liable to VENTURE for any direct or indirect cost(s), expense(s), loss(es), liability(ies) or damage(s) which VENTURE may incur or sustain, which cost, expense, loss, liability or damage arises out of, relates to or results from any delay in the completion of the INTERCONNECTION FACILITY, except where the delay in the completion of the INTERCONNECTION FACILITY results from PSE&G's failure to use best efforts, as defined herein.

     VENTURE shall indemnify and hold harmless PSE&G and each and every of its officers, agents, servants and employees, its successors and assigns of, from and against, any and all claims, demands, suits, actions and/or liabilities, damages, and/or judgments, as well as against any fees, costs, charges or expenses which PSE&G, its officers, agents, servants and employees, its successors and assigns incur in the defense of any such claims, suits, actions or similar such demands, made or filed by any third-party, which in any manner arise out of, relate to, or result from PSE&G's failure to complete the INTERCONNECTION FACILITY on or about April 12, 1988, except where such failure results from PSE&G's failure to use best efforts, as defined in this Section A, to complete the INTERCONNECTION FACILITY.

      The INTERCONNECTION FACILITY shall be constructed and installed reasonably in accordance with the Preliminary Plan for the INTERCONNECTION FACILITY. It is understood that charge(s) in the Preliminary Plan may be necessary from time to time prior to and/or during construction. PSE&G shall have the right and the authority to make any change(s) in the Preliminary Plan where PSE&G, in its reasonable judgment, determines such change(s) is necessary or appropriate, provided however, in the event any charge in the Preliminary Plan or the route for the INTERCONNECTION FACILITY, which PSE&G determines is necessary or appropriate, is material in nature and will result in a substantial increase in the estimated cost for same, PSE&G shall give notice to VENTURE of the change prior to making the change. Any change made by PSE&G in the Preliminary Plan shall neither alter the nature of the INTERCONNECTION FACILITY described in the Preliminary Plan nor the character of SERVICE PSE&G has agreed to provide to VENTURE. Changes in the Preliminary Plan shall not require any amendment to this AGREEMENT.

                                   SECTION B

                        INTERCONNECTION FACILITY COSTS

     VENTURE shall be liable for and shall pay to PSE&G all costs PSE&G incurs in designing, constructing and installing the INTERCONNECTION FACILITY as well as all other costs which PSE&G incurs in effecting such interconnection with the PROJECT, which costs are denominated in this AGREEMENT as costs associated with the design, construction and installation of the INTERCONNECTION FACILITY (herein collectively referred to as costs associated with the design, construction and installation of the INTERCONNECTION FACILITY).

     PSE&G estimates that the total cost associated with the design, construction and installation of the INTERCONNECTION FACILITY will be $8,706,000. This estimate shall not diminish, change or affect in any way VENTURE's liability for and obligation to pay PSE&G for all costs which PSE&G incurs in connection with the design, construction and installation of the INTERCONNECTION FACILITY. PSE&G's anticipated expenditure pattern, during construction, to make payment for the costs associated with the design, construction and installation of the INTERCONNECTION FACILITY is contained in the COST EXPENDITURE STATEMENT, a copy of which has been furnished to VENTURE.

     VENTURE's responsibility for and obligation to PSE&G to pay for the costs associated with the design, construction and installation of the INTERCONNECTION FACILITY shall be discharged as follows: commencing on or prior to the 31st day of October, 1986 and thereafter on or prior to the last day of each successive month through and including the 30th day of April, 1988, VENTURE shall remit to PSE&G the estimated expenditure specified in the COST EXPENDITURE STATEMENT for the succeeding month. In accordance with the COST EXPENDITURE STATEMENT, VENTURE's monthly payment obligation to PSE&G to make payment for the costs associated with the design, construction and installation of the INTERCONNECTION FACILITY is specified in the Payment Schedule which follows:

                               PAYMENT SCHEDULE

                      Estimated Expenditure      Amount of
  Payment Due Date      For the MONTH of      Payment Obligation
  ----------------    ----------------------  ------------------
  October 31, 1986        November 1986           $   66,000
  November 30, 1986       December 1986               25,000
  December 31, 1986       January 1987                75,500
  January 31, 1987        February 1987               75,500
  February 28, 1987       March 1987                  75,500
  March 31, 1987          April 1987                  75,500
  April 30, 1987          May 1987                    71,900
  May 31, 1987            June 1987                  398,800
  June 30, 1987           July 1987                  310,300
  July 31, 1987           August 1987                642,100
  August 31, 1987         September 1987             634,300
  September 30, 1987      October 1987               642,700
  October 31, 1987        November 1987              786,400
  November 30, 1987       December 1987              900,500
  December 31, 1987       January 1988               665,600
  January 31, 1988        February 1988              458,000
  February 29, 1988       March 1988               1,659,000
  March 31, 1988          April 1988                 653,000
  April 30, 1988          May 1988                   490,400
                                                  ----------
         TOTAL OF PAYMENTS FOR ESTIMATED COSTS    $8,706,000
                                                  ==========

It is expressly acknowledged that VENTURE has satisfied its obligations under this Section B for payments through March 31, 1987 pursuant to the Service and Interconnection Agreement between PSE&G and VENTURE dated October 10, 1986.

     In the event VENTURE fails to remit any payment specified in the Payment Schedule above, on or by the Payment Due Date, PSE&G may, in addition to any other remedy or right PSE&G may have under this AGREEMENT, immediately suspend performance of its obligations under Section A of this Article. PSE&G shall provide VENTURE with written notice of any such suspension (hereinafter referred to as Notice of Suspension). In such event, and in addition to any other right or remedy it may have under this AGREEMENT, PSE&G shall have the right to make demand for and receive payment from ISSUER under the CREDIT for: (i) any costs associated with the design, construction and installation of the INTERCONNECTION FACILITY which PSE&G has incurred, as of the date of suspension, and for which VENTURE has failed to make payment therefor on or by such date; and/or (ii) any costs associated with the design, construction and installation of the INTERCONNECTION FACILITY which PSE&G incurs thereafter as a consequence of a commitment made or liability incurred by PSE&G prior to the date of suspension in connection with performance of its obligations under Section A of this Article.

     Upon completion of the construction, installation and testing of the INTERCONNECTION FACILITY, PSE&G shall, within ninety (90) days thereof, furnish to VENTURE a Final Reconciliation. The Final Reconciliation shall contain a statement setting forth the nature and amount of costs actually incurred by PSE&G in connection with the design, construction and installation of the INTERCONNECTION FACILITY, as well as a reconciliation between the total payments made by VENTURE, in accordance with the provisions of this Article, and the amount of costs actually incurred in connection with the design, construction and installation of the INTERCONNECTION FACILITY.

     In the event that the total cost actually associated with the design, construction and installation of the INTERCONNECTION FACILITY exceeds the total payments made by VENTURE, in accordance with the provisions of this Article, VENTURE shall be liable for and shall make payment to PSE&G of any differential resulting from such reconciliation. VENTURE shall make payment for any such differential within thirty (30) days of the date of the Final Reconciliation. In such event the Final Reconciliation shall constitute a bill for such costs. In the event the total of the payments made by VENTURE to PSE&G, in accordance with the provisions of this Article, exceeds the costs actually associated with the design, construction and installation of the INTERCONNECTION FACILITY, PSE&G shall remit to VENTURE, with the Final Reconciliation, a payment to reimburse VENTURE for such overpayment.

     In connection with effecting the Final Reconciliation, VENTURE shall have the right to review, after a timely request therefor, any documentation or data available to PSE&G to enable VENTURE to verify the accuracy of the Final Reconciliation. However, such review shall not extend the due date of, or extend or postpone or otherwise affect VENTURE's obligation to pay in a timely manner any payment due, as specified in the Final Reconciliation.

                                   SECTION C

             LETTER OF CREDIT FOR INTERCONNECTION FACILITY COSTS

     In connection with, and for the purposes of securing the performance by VENTURE of its obligation to pay to PSE&G all costs which PSE&G incurs in connection with the design, construction and installation of the INTERCONNECTION0N FACILITY, VENTURE shall establish for, and have issued to PSE&G, as beneficiary, an irrevocable Letter of Credit (CREDIT). The CREDIT shall be established at and payable by a commercial bank (ISSUER) acceptable to PSE&G, on terms and conditions acceptable to PSE&G. The CREDIT shall be established for and structured so as to permit PSE&G to make a demand(s) for and receive payment from ISSUER, and shall require the ISSUER to honor on sight, any written demand(s) for payment under the CREDIT as specified in and in accordance with the provisions of Sections B and D of this Article. The CREDIT shall be established to be effective not later than thirty (30) days of the date of execution of this AGREEMENT, and have an Expiry Date on the earlier of the date the last payment required by the Payment Schedule set forth in Section B of this
Article is received by PSE&G or June 1, 1988 (hereinafter referred to as the Effective Period). The aggregate amount of the CREDIT shall be established and maintained for any month during the Effective Period in accordance with the timetable specified in the LETTER OF CREDIT SCHEDULE which follows:

                           LETTER OF CREDIT SCHEDULE

                        INTERCONNECTION FACILITY COSTS

                     November 14, 1986             $  560,000
                     December 1, 1986                 660,000
                     January 1, 1987                1,318,500
                     February 1, 1987               1,311,500
                     March 1, 1987                  1,374,500
                     April 1, 1987                  1,359,500
                     May 1, 1987                    1,588,900
                     June 1, 1987                   3,257,000
                     July 1, 1987                   3,376,100
                     August 1, 1987                 3,313,600
                     September 1, 1987              3,285,700
                     October 1, 1987                3,091,200
                     November 1, 1987               2,962,100
                     December 1, 1987               2,737,400
                     January 1, 1988                2,487,700
                     February 1, 1988               2,229,600
                     March 1, 1988                  1,048,500
                     April 1, 1988                    444,400
                     May 1, 1988                      444,400

It is expressly acknowledged that VENTURE has established the CREDIT in compliance with this Section C and has maintained the aggregate amount through the effective date of this AGREEMENT as required by the Service and Interconnection Agreement between PSE&G and VENTURE dated October 10, 1986.

     In the event VENTURE fails to have maintained for and have issued to PSE&G, as beneficiary, the CREDIT, on terms and conditions acceptable to PSE&G and in accordance with the provisions of this Article XIII, PSE&G may, in addition to any other remedy it may have under this AGREEMENT, suspend performance of its obligations under Section A of this Article.

                                   SECTION D

                               CANCELLATION COSTS

     Upon execution of this AGREEMENT, PSE&G shall be under an obligation to initiate the tasks required to complete the design, construction and installation of the

INTERCONNECTION FACILITY on or about April 12, 1988. In order to accomplish same, PSE&G shall be obligated to enter into contractual agreements with, inter alia, equipment/material suppliers and third-party contractors. The timing associated with the incurrence of these liabilities is reflected in the CANCELLATION COST STATEMENT, a copy of which has been furnished to VENTURE. In the event PSE&G exercises any right under this AGREEMENT to cancel or terminate any supplier and/or contractor agreements/orders, PSE&G may incur CANCELLATION COSTS. In such event, VENTURE shall be liable for and make payment to PSE&G for all CANCELLATION COSTS which PSE&G incurs. The CANCELLATION COST STATEMENT contains, and therefore constitutes, an estimate by PSE&G of CANCELLATION COSTS. This estimate shall not diminish, change or affect in any way VENTURE's liability for and obligation to pay PSE&G all CANCELLATION COSTS in the event PSE&G incurs any such costs.

     PSE&G shall have the right to cancel or terminate any supplier and/or contractor agreements entered into in connection with discharging its obligations to design, construct and install the INTERCONNECTION FACILITY upon occurrence of any Event of Termination specified in Article XXIII. In the event PSE&G incurs any CANCELLATION COSTS, PSE&G shall have the right to demand payment for and receive payment from ISSUER under the CREDIT for all such costs, provided however, in the event the CREDIT is insufficient, PSE&G retains the right to demand from VENTURE, and in such event, VENTURE shall be obligated to make payment, for any CANCELLATION COSTS not paid under the CREDIT.

     In the event PSE&G terminates or cancels any supplier and/or contractor orders/agreements, as permitted in this Section D, PSE&G shall have complete discretion relative to the manner of resolving any claim and/or demand by any contractor and/or supplier in connection therewith and further, PSE&G shall be the sole judge of the acceptability of any compromise in settlement or resolution of any such claim or demand.

                                   SECTION E

                             SUSPENSION BY VENTURE

     VENTURE shall have the right to direct PSE&G to suspend activities associated with and incident to the design, construction and installation of the INTERCONNECTION FACILITY for reasons beyond VENTURE's control, which reasons may include the occurrence of an Imminent Suspension Event, a Suspension Event or a Matured Suspension Event as such events are defined in the LOAN AGREEMENT. In such event, PSE&G shall suspend such activities unless and until directed to resume such activities by VENTURE. In connection with implementing any resumption of activities associated with and incident to the design, construction and installation of the INTERCONNECTION FACILITY pursuant to VENTURE's request, PSE&G shall have the right to amend the Payment Schedule contained in Section B of this Article. In addition, PSE&G shall have the right to adjust the DATE OF INITIAL OPERATION specified in this AGREEMENT to reflect any delay arising out of, relating to or resulting from the suspension. Any request by VENTURE to PSE&G to suspend and/or to resume such activities shall be in writing and shall be effective upon receipt by PSE&G. In the exercise of such right, VENTURE may direct PSE&G to stop further construction activity and withhold taking further actions associated with ordering additional equipment and/or materials for the INTERCONNECTION FACILITY. PSE&G shall not be permitted to cancel or terminate any existing supplier purchase orders/agreements unless specifically requested to do so by VENTURE.

     In the event VENTURE exercises its right under this Section E, PSE&G shall have the right to make demand for and receive payment from ISSUER under the CREDIT for: (i) any costs associated with the design, construction and installation of the INTERCONNECTION FACILITY which PSE&G has incurred, as of the date of suspension, and for which VENTURE has failed to make payment therefor on or by such date; (ii) any costs which PSE&G incurs in connection with activities associated with and incident to implementing VENTURE's request to suspend; and/or (iii) any costs associated with the design, construction and installation of the INTERCONNECTION FACILITY which PSE&G incurs thereafter as a consequence of a commitment made or liability incurred by PSE&G prior to the date of suspension in connection with performance of its obligations under Section A of this Article.

                                   SECTION F

                              DECOMMISSION COSTS

     Upon occurrence of any Event of Termination specified in Article XXIII, PSE&G may incur DECOMMISSION C0STS. VENTURE shall be liable for and make payment to PSE&G for any DECOMMISSION COSTS which PSE&G may incur. The level of DECOMMISSION COSTS which PSE&G may incur, prior to the DATE OF COMMERCIAL OPERATION, tracks the progress of construction of the INTERCONNECTION FACILITY and are currently estimated upon completion of the INTERCONNECTION FACILITY to be $3,050,000. This estimate shall not diminish, change or affect in any way VENTURE's responsibility for and obligation to pay PSE&G any DECOMMISSION COSTS which PSE&G may incur.

     In the event VENTURE fails to obtain all Critical Path Permits, as defined in the LOAN AGREEMENT, on or by September 1, 1987, or, at any time thereafter, in the event a program of continuous construction at the PROJECT is interrupted for more than fourteen (14) calendar days and, after a request by PSE&G, VENTURE fails, within seven (7) calendar days, to demonstrate to the reasonable satisfaction of PSE&G that the interruption in the program of continuous construction will not materially affect the viability or feasibility of completion of the PROJECT, PSE&G shall have the right, within fifteen (15) days thereof, to require VENTURE to establish for PSE&G, as beneficiary, a CREDIT for the purpose of securing the performance by VENTURE of its obligation to PSE&G to pay for any DECOMMISSION COSTS PSE&G might incur. The

CREDIT shall be established at and payable by a commercial bank (ISSUER) acceptable to PSE&G on terms and conditions acceptable to PSE&G. The CREDIT shall require the ISSUER to honor, on sight, written demand for payment made by PSE&G for any DECOMMISSION COSTS provided that, with any demand PSE&G submits to ISSUER appropriate documentation evidencing payment by PSE&G of any DECOMMISSION COSTS.

     The CREDIT shall be established on a date specified by PSE&G and shall have an Expiry Date on the DATE OF COMMERCIAL OPERATION (hereinafter referred to as the Effective Period). The aggregate amount of the CREDIT shall be established and maintained for any month during the Effective Period in accordance with the timetable specified in the LETTER OF CREDIT SCHEDULE which follows:

                           LETTER OF CREDIT SCHEDULE
                           -------------------------
                              DECOMMISSION COSTS

                                         Aggregate Amount
                     Effective Date         of Credit
                     --------------      ----------------

                    September 1, 1987    $    800,000
                    October 1, 1987         1,200,000
                    November 1, 1987        1,600,000
                    December 1, 1987        2,000,000
                    January 1, 1988         2,400,000
                    February 1, 1988        2,800,000
                    March 1, 1988           3,000,000
                    April 1988              3,050,000
                         |                      "
                         |                      "
                         |                      "
                       DATE OF COMMERCIAL OPERATION


     In the event VENTURE fails to have established for PSE&G, as beneficiary, the CREDIT, on term and conditions acceptable to, and on the date specified by, PSE&G, PSE&G may, in addition to any other remedy it may have under this AGREEMENT, suspend performance of its obligations under Section A of this Article.

                                   SECTION G

                   ENERGIZATION OF INTERCONNECTION FACILITY

     PSE&G shall be obligated to energize the INTERCONNECTION FACILITY only if:
(i) PSE&G has determined that the INTERCONNECTION FACILITY is complete and is capable of the receipt of NET ELECTRICAL POWER OUTPUT and associated NET ELECTRICAL ENERGY; (ii) PSE&G has determined, after inspection, that the SUBSTATION FACILITY has been completed and the construction and installation thereof have been effected consistent with the provisions set forth in Article XVI; (iii) PSE&G has inspected and found acceptable the equipment VENTURE is obligated to install at the SUBSTATION FACILITY pursuant to Article XII; and
(iv) the SUBSTATION FACILITY has been inspected and approved by an electrical inspection authority approved by the New Jersey Board of Public Utilities (NJBPU).

     Upon completion of the construction, installation and testing of the INTERCONNECTION FACILITY, PSE&G shall notify VENTURE that such facility has been completed and is capable of the receipt of NET ELECTRICAL POWER OUTPUT and associated NET ELECTRICAL ENERGY from the COGENERATION FACILITY.

                                   SECTION H

       OWNERSHIP, OPERATION AND MAINTENANCE OF INTERCONNECTION FACILITY

     PSE&G shall own, operate and maintain the INTERCONNECTION FACILITY. VENTURE shall be liable for and pay to PSE&G all costs associated with the operation and maintenance by PSE&G of the INTERCONNECTION FACILITY. The costs billed to VENTURE for operation and maintenance will be determined by PSE&G pursuant to PSE&G's "Procedures for Work Done at the Expense of Others." Costs associated with the operation and maintenance of the INTERCONNECTION FACILITY shall be accumulated for any calendar year during any Term of this AGREEMENT and shall be billed by PSE&U to VENTURE during the first quarter of the succeeding calendar year.

                                   SECTION I

                        USE OF INTERCONNECTION FACILITY

     The nature and extent of and terms and conditions relating to VENTURE's use of the INTERCONNECTION FACILITY are set forth in their entirety in this AGREEMENT. PSE&G shall not be obligated to use the INTERCONNECTION FACILITY to provide any service to or for VENTURE, other than as provided for in this AGREEMENT. Any use of the INTERCONNECTION FACILITY by PSE&G to render any additional or other service to VENTURE shall be within the sole discretion of PSE&G and such other use shall be subject and/or subordinate to: (i) PSE&G's obligations to operate the PUBLIC SERVICE SYSTEM so as to render safe, reliable, adequate, proper and economic service to its retail and sale-for-resale customers; (ii) PSE&G's obligations under the PJM Agreement; (iii) PSE&G's obligations under the Mid-Atlantic Area Coordination Group Agreement; and (iv) the terms and conditions of an agreement between PSE&G and VENTURE relative to such other service.

     Without the express consent of VENTURE, PSE&G shall not be permitted during any term of this AGREEMENT, to use the INTERCONNECTION FACILITY other than to provide SERVICE to VENTURE, nor shall PSE&G permit the use of the INTERCONNECTION FACILITY by any third-party, where such use(s) would impair SERVICE to VENTURE. However, PSE&G may use the INTERCONNECTION FACILITY, or permit the use of same by a third-party, where such use(s) does not impair PSE&G's ability to render SERVICE to VENTURE under this AGREEMENT, with the express written consent of VENTURE, which consent shall not be unreasonably delayed or unreasonably withheld. In the event PSE&G uses the INTERCONNECTION FACILITY for any reason other than to render SERVICE to VENTURE under this

AGREEMENT, or permits the use of the INTERCONNECTION FACILITY by a third-party, PSE&G shall pay to VENTURE compensation for such other use(s) for the remaining years of any Term of this AGREEMENT. In connection with any such use(s) of the INTERCONNECTION FACILITY, PSE&G and VENTURE agree, prior to the commencement of such other use(s), to meet to devise and adopt a methodology to determine the amount of compensation to be paid by PSE&G to VENTURE for such other use(s). The compensation to be paid by PSE&G to VENTURE for such other use(s) shall reflect the extent of use of the INTERCONNECTION FACILITY by PSE&G or such third-party.

     Any right to or interest in the INTERCONNECTION FACILITY which VENTURE has or may claim as a result of this AGREEMENT shall cease or expire upon termination of this AGREEMENT. Upon termination of this AGREEMENT, PSE&G may, in its sole discretion, elect to remove or maintain the INTERCONNECTION FACILITY. In the event PSE&G elects to maintain the INTERCONNECTION FACILITY upon termination of this AGREEMENT, PSE&G may utilize the INTERCONNECTION FACILITY thereafter without consulting with, obtaining the approval of, and without providing compensation therefor to VENTURE.

                                   SECTION J

                REPAIR/REPLACEMENT OF INTERCONNECTION FACILITY

     PSE&G intends and shall be obligated to maintain the INTERCONNECTION FACILITY in a proper state of repair. The requirement for and/or necessity of any repair, reconstruction, relocation and/or replacement of the INTERCONNECTION FACILITY shall be within the sole discretion of PSE&G. Costs associated with conducting any repair, reconstruction, relocation and/or replacement of the INTERCONNECTION FACILITY shall be billed to and paid by VENTURE. The costs billed to VENTURE will be determined by PSE&G pursuant to PSE&G's "Procedures For Billing Work Done At The Expense Of Others."

                                   SECTION K

                   DECOMMISSION OF INTERCONNECTION FACILITY

     Upon termination of this AGREEMENT, PSE&G may take any step(s), which PSE&G, at its sole discretion, deems necessary or appropriate relative to the connection of the INTERCONNECTION FACILITY with the SUBSTATION FACILITY. VENTURE shall be responsible to make payment to PSE&G for any costs associated with a disconnection of the INTERCONNECTION FACILITY from the SUBSTATION FACILITY.

     Upon termination of this AGREEMENT for any reason, PSE&G may remove or maintain and utilize or take any other action which PSE&G, in its sole discretion, deems necessary or appropriate relative to the INTERCONNECTION FACILITY (hereinafter referred to as the Status). Except as otherwise provided for in this AGREEMENT, upon termination of this AGREEMENT PSE&G shall be obligated to make any decision relative to the Status of the INTERCONNECTION FACILITY within one (1) year after the effective date of termination.

     In the event PSE&G elects to remove or dismantle the INTERCONNECTION FACILITY, VENTURE shall be responsible for and make payment to PSE&G of the costs associated with such removal or dismantlement provided however, VENTURE shall receive a credit toward the amount owed therefor for salvage, if any.

     In the event the Primary Term is not automatically extended, as provided in
Article VIII, and PSE&G decides that it will remove or dismantle the INTERCONNECTION FACILITY upon the expiration of the Primary Term, PSE&G shall prepare and submit to VENTURE for payment an estimate of the costs associated with the removal or dismantlement of the INTERCONNECTION FACILITY not later than thirty (30) months prior to the expiration of the Primary Term. VENTURE shall make payment for such estimated costs in twenty-four (24) equal monthly installments on the first (1st) day of each of the final twenty-four (24) months of the Primary Term. Any payments made by VENTURE to PSE&G pursuant to the provisions of this paragraph shall be held in escrow by PSE&G, in an interest bearing account, until required to be expended by PSE&G. VENTURE shall receive benefit of the interest accrued on such payments in effecting the reconciliation comtemplated by this Article. PSE&G shall be obligated to make any decision relative the Status of the INTERCONNECTION FACILITY and furnish written notice to VENTURE of such decision not later than thirty (30) months prior to the expiration of the Primary Term.

     In the event the Primary Term is automatically extended consistent with
Article VIII, and PSE&G decides that it will remove or dismantle the INTERCONNECTION FACILITY upon the expiration of the Subsequent Term, PSE&G shall prepare and submit to VENTURE for payment an estimate of the costs which will be associated with the removal or dismantlement of the INTERCONNECTION FACILITY not later than thirty (30) months prior to the expiration of the Subsequent Term. VENTURE shall make payment for such estimated costs in twenty-four (24) equal monthly installments on the first (1st) day of each of the final twenty-four
(24) months of the Subsequent Term. Any payments made by VENTURE to PSE&G pursuant to the provisions of this paragraph shall be held in escrow by PSE&G, in an interest bearing account, until required to be expended by PSE&G. VENTURE shall receive benefit of the interest accrued on such payments in effecting the reconciliation comtemplated by this Article. PSE&G shall be required to make any decision relative the Status of the INTERC0NNECTION FACILITY and provide written notice to VENTURE of such decision not later than thirty (30) months prior to the expiration of the Subsequent Term.

     PSE&G is required oy the provisions of this Section K to make any decision relative to the Status of the INTERCONNECTION FACILITY within specific time periods set forth in this Section K. In the event PSE&G fails to make a decision relative to the Status of the INTERCONNECTION FACILITY on or before the expiration of any applicable time period specified, VENTURE shall be relieved of any responsibility to pay to PSE&G the costs associated with any removal of the INTERCONNECTION FACILITY.

     Upon completion of the removal or dismantlement of the INTERCONNECTION FACILITY, as provided for in this Section K, PSE&G shall furnish to VENTURE a final statement setting forth the costs actually associated with the removal or dismantlement of the INTERCONNECTION FACILITY. The final statement shall contain a reconciliation consistent with the methodology employed in effecting the Final Reconciliation pursuant to Section B of this Article. In effecting the reconciliation, the parties agree to abide and be bound by the procedures established therein. In the event VENTURE makes payment to PSE&G for costs associated with removal of the INTERCONNECTION FACILITY and thereafter PSE&G elects not to remove the INTERCONNECTION FACILITY PSE&G shall refund any monies received with accrued interest to VENTURE.

                                  SECTION L

                   EASEMENT(S) FOR INTERCONNECTION FACILITY

     The Preliminary Plan for the INTERCONNECTION FACILITY contemplates that the INTERCONNECTION FACILITY will occupy property owned and/or controlled by, inter alia, Consolidated Rail Corporation, the New Jersey Department of Transportation, New Jersey Transit and/or Central Railroad of New Jersey, the City of Bayonne and certain as yet unidentified private property owners. As such it will be necessary, in order to construct, install, operate and maintain the INTERCONNECTION

FACILITY, to acquire an easement(s), license(s), permit(s), rental(s) or right(s)-of-way to such properties from these parties. PSE&G shall acquire any such easement(s), license(s), permit(s), rental(s) or right(s)-of-way. Any cost associated with the acquisition of any such easement(s), license(s), permit(s), referal(s) or right(s)-of-way shall be billed to and paid by VENTURE. Any cost associated with the acquisition of any easement(s), license(s), permit(s), rental(s) or right(s)-of-way of a non-recurring nature shall be billed to and paid by VENTURE as a cost associated with the design, construction and installation of the INTERCONNECTION FACILITY. Any costs associated with the operation of any easement(s), license(s), permit(s), rental(s) or right(s)-of-way of a recurring nature shall be billed to and paid by VENTURE as a cost associated with the operation and maintenance of the INTERCONNECTION FACILITY.

     The Preliminary Plan for the INTERCONNECTION FACILITY contemplates that a portion of the INTERCONNECTION FACILITY will occupy property owned by Bayonne Industries, Inc. and/or IMTT-Bayonne. VENTURE shall obtain from Bayonne Industries, Inc. and/or IMTT-Bayonne, at its own expense, an easement to the property of Bayonne Industries, Inc. and/or IMTT-Bayanne for conveyance to PSE&G for the INTERCONNECTION FACILITY for a term, i.e., duration, and in a form and on terms and conditions acceptable to and approved by PSE&G. The easement, inter alia, shall permit PSE&G, its agents, servants and employees, at reasonable times and upon reasonable notice, to have access to the property of Bayonne Industries, Inc. and/or IMTT-Bayonne so as to permit PSE&G, its agents, servants and/or employees to perform any tasks associated with and incident to the design, construction, installation, operation, maintenance, repair, reinforcement or relocation of the, INTERCONNECTION FACILITY.

                                   SECTION M
                PERMITS/APPROVALS FOR INTERCONNECTION FACILITY

     PSE&G shall obtain from appropriate governmental bodies any REQUIRED PERMIT. PSE&G shall proceed with and use best efforts to obtain any REQUIRED PERMIT. In the event a third-party files any pleading with any regulatory or other governmental body or institutes a suit at law or in equity challenging the right of PSE&G to receive or, in the event any such body issues any REQUIRED PERMIT to PSE&G, challenges the propriety of the issuance to PSE&G of any REQUIRED PERMIT, PSE&G shall not be obligated to commence or, in the event construction has commenced, to complete construction of the INTERCONNECTION FACILITY until PSE&G obtains a final and non-appealable order/judgment relative to the issuance of such REQUIRED PERMIT or, in the event of a challenge to the issuance thereof, a final and non-appealable order/judgment upholding the issuance of any REQUIRED PERMIT. VENTURE agrees to cooperate fully with PSE&G to the extent PSE&G deems such cooperation necessary to secure any REQUIRED PERMIT and/or, in the event same is secured, to defend the issuance of any REQUIRED PERMIT.

     However, in the event the issuance to PSE&G of any REQUIRED PERMIT is challenged by a third-party and a final and non-appealable order/judgment has not been issued in connection with such challenge, PSE&G shall be obligated to commence or complete construction of the INTERCONNECTION FACILITY, despite the absence of a final and non-appealable order/judgment relative to such challenge, if, but only if:


     (i) VENTURE submits a request in writing to PSE&G requesting PSE&G to,commence or complete construction of the INTERCONNECTION FACILITY; and

     (ii) VENTURE agrees in such writing to indemnify and hold harmless PSE&G and each and every of its officers, agents, servants and employees, its successors and assigns, from and against any and all claims, demands, suits, actions and the liabilities, losses, damages, and/or judgments, which may arise therefrom, as well as against any fees, costs, charges or expenses which PSE&G, its officers, agents, servants and employees, its successors and assigns incur in the defense of any such claims, suits, actions or similar such demands made or filed by any third-party which in any manner arise out of, relate to, or result from PSE&G's actions in commencing or completing the construction or installation of the INTERCONNECTION FACILITY, pursuant to VENTURE's request in Subparagraph (i) herein.

     PSE&G shall not be obligated to commence or complete construction of the INTERCONNECTION FACILITY in the event issuance of any REQUIRED PERMIT is denied to PSE&G. Further, PSE&G shall not be obligated to commence or complete construction in the event that any decision of any governmental body to issue any REQUIRED PERMIT is overturned by any court or regulatory body or any court or regulatory body has issued a stay, pending a final adjudication of a challenge, prohibiting construction activity under any REQUIRED PERMIT issued to PSE&G.

     Any cost(s) and/or expense(s) associated with obtaining such REQUIRED PERMIT and/or any cost(s) and/or expense(s) associated with defending the issuance of any such REQUIRED PERMIT shall be paid by VENTURE to PSE&G as a cost/expense associated with the design, construction and installation of the INTERCONNECTION FACILITY as provided in and in accordance with Article XIII of this AGREEMENT.

                                  ARTICLE XIV
                           DEDICATION OF FACILITIES

     No undertaking by PSE&G under any provision of this AGREEMENT shall constitute the dedication to VENTURE or to the public of the PUBLIC SERVICE SYSTEM, or any portion thereof, and/or of the INTERCONNECTION FACILITY.

                                  ARTICLE XV
                                 REARRANGEMENT

     PSE&G represents to VENTURE that it has no present plans or intention to convert its system in the area to a higher voltage or to abandon, relocate, or rearrange its facilities that will be used to accommodate the output of the COGENERATION FACILITY. However, in the event PSE&G should decide, for cause, at any time or from time to time either to convert the PUBLIC SERVICE SYSTEM at the point of connection of the INTERCONNECTION FACILITY to the PUBLIC SERVICE SYSTEM, or in the vicinity thereof, to a different voltage or to abandon, relocate, or rearrange the portion of the PUBLIC SERVICE SYSTEM that will be used to accommodate the output of VENTURE, PSE&G shall advise VENTURE in writing as soon as PSE&G shall make such decision, but at least three (3) years in advance of making any such conversion, abandonment, relocation or rearrangement. VENTURE shall be responsible to pay all costs for any facilities, wherever situated, necessary to continue the interconnected operation of the PUBLIC SERVICE SYSTEM and the COGENERATION FACILITY above those that would have been associated with such conversion, abandonment, relocation or rearrangement by PSE&G in the absence of such interconnected operation of the PUBLIC SERVICE SYSTEM and the COGENERATION FACILITY. Unless other payment arrangements are mutually agreed upon by PSE&G and VENTURE, VENTURE shall pay any billing(s) for such costs within thirty (30) days of the date of any such bill(s). Cause, as specified in this Article, shall include but not be limited to obsolescence, changing patterns of demand and usage of electric power and energy by PSE&G's retail and sale-for-resale customers or physical destruction of plant, whether the result of deterioration or casualty.

                                  ARTICLE XVI
                   COGENERATION FACILITY/SUBSTATION FACILITY

     In view of PSE&G's statutory obligations to its retail and sale-for-resale customers, PSE&G has adopted general requirements relative to the construction of generation and substation facilities by others. These requirements have been adopted by PSE&G, to ensure that any facilities a party plans to construct for connection to the PUBLIC SERVICE SYSTEM are designed, constructed and installed so as to be compatible with the PUBLIC SERVICE SYSTEM and to ensure that operation of these facilities does not adversely affect the integrity, reliability and/or safe operation of any interconnection facility and/or the PUBLIC SERVICE SYSTEM. In connection with the construction of such facilities, PSE&G requires that the plans and specifications for such generation and substation facilities be submitted to PSE&G for review and found acceptable to PSE&G prior to the design, construction and installation of these facilities, solely to enable PSE&G to determine, and thus ensure, that the contemplated design, construction and installation for such facilities comport with the aforementioned requirements.

     VENTURE shall, at its own expense, design, construct, install, own, operate and maintain the COGENERATION FACILITY and SUBSTATION FACILITY. VENTURE shall, upon execution of this AGREEMENT use best efforts to obtain Material Permits, as defined in the LOAN AGREEMENT.

     Prior to or in connection with execution of this AGREEMENT, a copy of "Interconnection Protection and Safety Requirements and Standards for
Customer Owned Generating Facilities" (Exhibit 2) has been furnished to VENTURE. VENTURE shall design, construct and install the COGENERATION FACILITY consistent with the requirements set forth in Exhibit 2. Deviations from the requirements set forth in Exhibit 2, relative to the design, construction and installation of the COGENERATION FACILITY, may be permitted, provided however, any deviation therefrom must be submitted to and accepted by PSE&G.

     As soon as practicable after execution of this AGREEMENT, VENTURE shall furnish to PSE&G the following:

     A. Plans and Specifications of the proposed installation.

     B. Single line diagram and details of the proposed protection schemes.

     C. Instruction manuals for all protective components.

     D. Component specifications and internal wiring diagrams of protection components if not provided in instruction manuals.

     E. All protective equipment ratings if not provided in instruction manuals.

     F. Generator data required to analyze fault contributions and load flows, including, but not limited to, equivalent impedances and time constants.

     Subsequent to submission to and review by PSE&G of Items A through F enumerated above, PSE&G shall prepare and submit to VENTURE "Recommendations and Specifications for a 138,000-Volt Customer Substation" (hereinafter referred to as Recommendations). VENTURE shall design the SUBSTATION FACILITY consistent with the requirements set forth in Recommendations. After preparation of the Plans and Specifications for the SUBSTATION FACILITY, VENTURE shall submit same to PSE&G for its review and acceptance. The Plans and Specifications of the SUBSTATION FACILITY may deviate from the requirements set forth in Recommendations provided however, any deviation therefrom must be submitted and be acceptable to PSE&G. The final Plans and Specifications relating to the design of the SUBSTATION FACILITY must be submitted and be acceptable to PSE&G.

     VENTURE shall construct and install the SUBSTATION FACILITY pursuant to and consistent with the final Plans and Specifications for the SUBSTATION FACILITY submitted to and accepted by PSE&G.

     PSE&G shall use best efforts to complete any review of any submissions made to PSE&G by VENTURE pursuant to and in accordance with the provisions of this
Article XVI in a timely manner.

     Prior to the DATE OF INITIAL OPERATION, PSE&G will perform the functional tests on the relays located in the SUBSTATION FACILITY. PSE&G will specify and effect the settings of the relays. During the Term of this AGREEMENT, PSE&G shall have access to and the right to inspect and perform scheduled maintenance on such relays as well as the right to readjust the settings of such relays as required.

     VENTURE shall require the supply of electric energy to the PROJECT to test Project equipment and facilities prior to placing any electric generation unit into COMMERCIAL OPERATION. As previously indicated, PSE&G shall notify VENTURE upon completion of the INTERCONNECTION FACILITY. Thereafter, at VENTURE's request, PSE&G shall energize the INTERCONNECTION FACILITY, subject to the requirements specified in Article XIII, Section G, and shall supply electric energy to the PROJECT for testing through the INTERCONNECTION FACILITY. PSE&G shall supply same as stand-by service under applicable provisions of PSE&G's Tariff for Electric Service.

     VENTURE plans to implement a staged phase-in of the three gas turbine generation units and the steam turbine generation unit. VENTURE shall notify PSE&G when VENTURE decides to place any electric generation unit into COMMERCIAL OPERATION. At that time, VENTURE shall permit PSE&G to examine such electric generation unit(s) to enable PSE&G to determine whether the electric generation unit(s) satisfies the requirements contained in Exhibit 2. PSE&G shall not be obligated to receive electric power and energy at the RECEIPT POINT from any electric generation unit at the PROJECT unless and until: (i) PSE&G has examined and pursuant to such examination determined that any completed electric generation unit(s) being placed into COMMERCIAL OPERATION satisfies the requirements contained in Exhibit 2; and (ii) VENTURE has the installation inspected and approved by an electrical inspection authority approved by the NJBPU and receives and furnishes satisfactory evidence to PSE&G of issuance of a Certificate of Approval relative to the inspection. Thereafter, and subject to the requirements specified in
Article XIII, Section G, PSE&G shall permit synchronization of such completed generation unit(s) with the PUBLIC SERVICE SYSTEM and shall be obligated, at VENTURE's request, to commence receipt of electric power and energy supplied to the RECEIPT POINT from any such electric generation unit(s).

     As VENTURE intends to place successive electric generation unit(s) into COMMERCIAL OPERATION, VENTURE shall notify PSE&G and permit PSE&G to conduct an examination thereof to determine whether same satisfies the requirements set forth in Exhibit 2. VENTURE shall not be permitted to synchronize any such successively completed electric generation unit(s) with the PUBLIC SERVICE SYSTEM nor shall PSE&G be obligated to receive electrical power and energy supplied to the RECEIPT POINT from any such successively completed electric generation unit(s) unless and until: (i) PSE&G has examined, and pursuant to such examination, determines that such successively completed electric generation unit(s) satisfies the requirements set forth in Exhibit 2; and (ii) VENTURE has the installation inspected and approved by an electrical inspection authority approved by the NJBPU and receives and furnishes satisfactory evidence to PSE&G of issuance of a Certificate of Approval. Thereafter, PSE&G shall permit VENTURE to synchronize such successively completed electric generation unit(s) with the PSE&G system and PSE&G shall be obligated to receive electrical power and energy supplied to the RECEIPT POINT from such electric generation unit(s).

     VENTURE shall not synchronize any electric generation unit(s) with the PUBLIC SERVICE SYSTEM, at any time, without notification to and without obtaining the consent of PSE&G, which consent shall not be withheld except where such consent may be withheld by PSE&G pursuant to the provisions of this
Article XVI and Article V.

     Upon appropriate notification by VENTURE, PSE&G shall use best efforts to conduct and complete any examination of the COGENERATION FACILITY and/or SUBSTATION FACILITY required under the provisions of this Article. PSE&G shall not unreasonably delay any such examination nor unreasonably withhold any acceptance require trigger the DATE OF INITIAL OPERATION, the DATE OF COMMERCIAL OPERATION or the DATE OF FULL COMMERCIAL OPERATION. PSE&G's acceptance of the COGENERATION FACILITY and SUBSTATION FACILITY, consistent to and in accordance with the provisions of this Article, shall constitute the agreement required by PSE&G to trigger the DATE OF FULL COMMERCIAL OPERATION.

     After the DATE OF FULL COMMERCIAL OPERATION, VENTURE shall not rearrange, reconfigure, modify, alter or change in a material way: (i) the SUBSTATION FACILITY without notice to and the acceptance by PSE&G of such rearrangement, reconfiguration, modification, alteration or charge, which acceptance by PSE&G shall not be unreasonably delayed or withheld; (ii) any electric generation unit(s) without notice to and acceptance by PSE&G of such rearrangement, reconfiguration, modification, alteration or charge, which acceptance by PSE&G shall not be unreasonably delayed or withheld and shall be governed by the requirements specified in Exhibit 2.

     Any review made by PSE&G of the Plans and Specifications of the COGENERATION FACILITY or SUBSTATION FACILITY, any examination made by PSE&G of the actual design, construction and/or installation of the COGENERATION FACILITY or SUBSTATION FACILITY and/or any determination made by PSE&G in connection with any such review or examination will be solely for the purpose of permitting PSE&G, consistent with its statutory obligations to its retail and sale-for-resale customers, to: (i) determine whether the design, construction and installation of such facilities are compatible with the INTERCONNECTION FACILITY and the PUBLIC SERVICE SYSTEM; and (ii) ensure that operation of the COGENERATION FACILITY and SUBSTATION FACILITY will not adversely affect the integrity, reliability or safe operation of the INTERCONNECTION FACILITY and/or the PUBLIC SERVICE SYSTEM.

     PSE&G`s review or examination, and any determination made in connection therewith, is not intended to be, nor will same be made by PSE&G for the purpose of, nor should same be interpreted, construed and/or relied upon by VENTURE, or any other person or entity, as an endorsement, approval, confirmation and/or warranty of or by PSE&G relative to any aspect of the design, construction or installation of VENTURE`s facilities, their safety, reliability, economic and/or technical feasibility, performance and/or operational capability and/or the suitability of same for their intended purpose(s). VENTURE shall not represent to any third-party that PSE&G's review was undertaken for any reason other than the reasons expressly stated in this Article.

     VENTURE shall permit PSE&G, its officers, agents, servants and employees, it successors and assigns, when and as requested, access to, egress and ingress, from and over VENTURE's plant site and associated facilities, at any time, as same may be necessary or required by PSE&G, in PSE&G's sole discretion, to permit PSE&G, its officers, agents, servants and employees, its successors and assigns, to take any action necessary to discharge its obligations or to exercise its rights under this AGREEMENT, including but not limited to access to VENTURE's plant site and associated facilities to: (i) permit PSE&G to examine, inspect, test, operate, maintain, repair and replace its electricity recording equipment and associated electricity measuring equipment; and, (ii) permit PSE&G to perform switching operations on switch gear located in the SUBSTATION FACILITY as may be necessary in connection with the operation, maintenance or repair of the INTERCONNECTION FACILITY. VENTURE shall not deny, refuse or delay PSE&G's access to, egress and ingress in, from and over VENTURE's plant site and associated facilities.

                                 ARTICLE XVII
                                   LIABILITY

     Neither party nor its officers, directors, partners, agents, servants, employees, affiliates, parent, subsidiaries or respective successors or assigns shall be liable to the other party for claims for incidental, special, direct, indirect or consequential damages (Damages) whether such Damages claim is based on a cause of action based in warranty, negligence, strict liability, contract, operation of law or otherwise except where such claim for Damages arises out of, relates to or results from the gross negligence of such party or the willful disregard by a party of its obligations under this AGREEMENT, provided however, each party shall have the right to seek to recover from the other party direct damages upon the occurrence of a breach of this AGREEMENT as defined in and which has been established pursuant to and in accordance with Article XXIV of this AGREEMENT.

                                 ARTICLE XVIII
                                 FORCE MAJEURE

     An event of "Force Majeure" as used herein means an event beyond the reasonable control of and which occurs without the fault or negligence of the party claiming Force Majeure, which events may include but are not limited to: acts of God; strikes, lockouts or other similar such industrial disturbances; acts of the public enemy, wars, civil disturbances, blockades, military actions, insurrections or riots; landslides, floods, washouts, lightning, earthquakes, tornadoes, hurricanes, blizzards or other storms or storm warnings; explosions, fires, sabotage or vandalism; mandates, directives, orders or restraints of any governmental, regulatory or judicial body or agency; breakage, defects, malfunctioning, or accident to machinery, equipment, materials, cables or wires; freezing of machinery, equipment, materials, cables or wires; inability or delay in the obtaining of materials or equipment; inability to obtain or utilize any permit, approval, easement, license or right-of-way. The settlement of strikes, lockouts or other similar such industrial disturbances shall be entirely within the discretion of the party directly affected. The requirement herein that any event of Forme Majeure shall be remedied with all reasonable dispatch shall not require the settlement of strikes, lockouts or other similar such industrial disturbances by acceding to any demands when such course of action is, in the opinion of the party directly affected, inadvisable.

     In the event PSE&G is rendered unable, wholly or in part, by an event of Force Majeure, to perform any obligation it has under this AGREEMENT, it is agreed that, on PSE&G giving notice and full particulars of such event of Force Majeure to VENTURE, as soon thereafter as practicable, the obligations of PSE&G, so far as they are affected by such event of Force Majeure, shall be suspended during the continuance of any inability or incapacity so caused, but for no longer period. PSE&G shall use best efforts to remedy the cause of such inability or incapacity with all reasonable dispatch.

     PSE&G shall not be liable to VENTURE for any claim(s), loss(es), damage(s), liability(ies) or expense(s) sustained or incurred by VENTURE, arising out of, relating to, or resulting from PSE&G's inability or incapacity to perform its obligations under this AGREEMENT due to any event of Force Majeure, as herein defined.

                                  ARTICLE XIX
                             MITIGATION OF DAMAGES

     VENTURE has been advised and acknowledges that conditions, events and/or factors on the PUBLIC SERVICE SYSTEM and/or the INTERCONNECTION FACILITY may affect and/or impair PSE&G's ability to provide continuous or uninterrupted SERVICE to VENTURE. As such, VENTURE agrees to use best efforts, consistent with the exercise of prudent business judgment, to mitigate any and all damages to its steam and/or electric customers resulting from any failure by PSE&G to provide continuous or uninterrupted SERVICE to VENTURE.

                                  ARTICLE XX
                                INDEMNIFICATION

     VENTURE shall indemnify and hold harmless PSE&G and each and every of its officers, agents, servants and employees, its successors and assigns of, from and against any and all claims, demands, suits and actions and liabilities, losses, damages, and/or judgments, which may arise therefrom, as well as against any fees, costs, charges or expenses which PSE&G, its officers, agents, servants and employees, its successors and assigns, incur in the defense of any such claims, suits, actions or similar such demands made or filed by any third-party, which in any manner arise out of, relate to, or result from PSE&G's failure, for any reason, to provide SERVICE to VENTURE under this AGREEMENT, except where such failure results from the gross negligence of PSE&G or the willful disregard by PSE&G of its obligations under this AGREEMENT.

     VENTURE shall indemnify and hold harmless PSE&G and each and every of its officers, agents, servants and employees, its successors and assigns, from and against any and all claims, demands, suits and actions and liabilities, losses, damages, and/or judgments, which may arise therefrom, as well as against any fees, costs, charges or expenses which PSE&G, it; officers, agents, servants and employees, its successors and assigns incur in the defense of any such claims, suits, actions or similar such demands made or filed by any third-party, to the extent such claim, suit, action or similar demand arises out of, relates to, or results from the design, construction, installation, operation, maintenance, repair, replacement, supervision, inspection, testing, protection, reinforcement, reconstruction, decommissioning, removal, use, control or ownership of the PROJECT, except to the extent such liability, loss, damage and/or judgment results from the gross negligence of PSE&G or the willful disregard by PSE&G of its obligations under this AGREEMENT.

     In case a claim is asserted or action brought against PSE&G as to which PSE&G believes it is entitled to indemnification under this Article XX, PSE&G shall promptly notify VENTURE in writing of such claim or action. Prompt notice as contemplated in the preceding sentence shall mean such notice as would be required to enable VENTURE to assert and prosecute appropriate defenses relative to such claim or such action. If PSE&G fails to give VENTURE prompt notice of any claim or action as provided in this paragraph, VENTURE shall have no obligation to indemnify PSE&G pursuant to this Article XX. Upon receipt of such notice, VENTURE shall promptly make a determination of whether VENTURE believes it is required to indemnify PSE&G and shall promptly notify PSE&G in writing of that determination. If VENTURE determines that it is required to indemnify PSE&G, pursuant to this Article XX, VENTURE shall assume the defense thereof, including the employment of counsel, and shall thereafter assume the payment of all costs and expenses relative to the defense of such claim or action. PSE&G shall cooperate in all reasonable respects with VENTURE in the defense of such claim or action. PSE&G shall have the right, at its own expense, to employ separate counsel in any such action and to participate in the defense thereof. VENTURE shall not be liable for any settlement of any such claim or action effected without its consent. Before settling any claim or action, VENTURE shall demonstrate to PSE&G that VENTURE has sufficient financial means or has made adequate arrangements to make all payments under any such settlement as and when due.

                                  ARTICLE XXI

                                   INSURANCE

     Upon. execution of this AGREEMENT, VENTURE shall obtain and maintain in force and effect for the PROJECT:

     1. A policy of comprehensive general liability insurance in a minimum amount of five million dollars ($5,000,000) for each occurrence for coverage for bodily injury or death and damage or property loss.

     2. A workmen's compensation or employer's liability insurance policy in accordance with applicable New Jersey statutory requirements.

The policy amounts stated above are minimum levels which VENTURE shall be obligated to maintain in force and effect. However, and regardless of such minimum level requirements, VENTURE shall be obligated to maintain in force and effect insurance coverage in such amounts and against such risks as shall be consistent with prudent practice in its industry. Satisfactory evidence of the existence of insurance coverage consistent with the requirements of this Article shall be furnished by VENTURE to PSE&G within sixty (60) days of execution of this AGREEMENT and thereafter on or before January 1 of each year until this AGREEMENT is terminated.

     Any policy of insurance obtained by VENTURE, as required by this Article, shall not be materially altered, cancelled or terminated, without furnishing PSE&G notice thereof thirty (30) days prior to the effective date of such alteration, cancellation, or termination.

                                 ARTICLE XXII

                                  WARRANTIES

     Except with respect to any lien possessed by FINANCIER, VENTURE warrants and shall be obligated to supply to the RECEIPT POINT NET ELECTRICAL POWER OUTPUT and associated NET ELECTRICAL ENERGY free and clear of any liens and/or adverse claims which might attach to said electric power and energy prior to its supply to and receipt by PSE&G. VENTURE agrees to indemnify and hold harmless PSE&G against any and all claims, demands, suits, actions, costs and liabilities, damages, losses and/or judgments arising out of, relating to or resulting from any such adverse claim or lien, as well as against any fees, costs, charges or expenses which PSE&G might incur in the defense of any such claim, suit, action or similar such demand made or filed by such person, its successors or assigns asserting such adverse claim or lien. In effecting the right of or obligation to indemnify pursuant to and in accordance with the provisions of this paragraph the procedural provisions set forth in Article XX of this AGREEMENT shall be applicable.

                                 ARTICLE XXIII

                             EVENTS OF TERMINATION

     Either party may terminate this AGREEMENT upon the occurrence of any of the following events (hereinafter referred to as Event(s) of Termination): (i) VENTURE's failure to complete construction and installation of the COGENERATION FACILITY and SUBSTATION FACILITY in accordance with the final Plans and Specifications for such facilities and to have the PROJECT placed in FULL COMMERCIAL OPERATION on or before May 1, 1990, provided however, in the event the PROJECT has not been completed and placed in FULL COMMERCIAL OPERATION on or before May 1, 1990, but the PROJECT has been, is at that time, and continues thereafter, to be under a bona fide program of continuous construction, the May 1, 1990 date shall be extended until May 1, 1991; (ii) PSE&G's failure to obtain any material easement, right-of-way, license, rental, or REQUIRED PERMIT necessary to enable PSE&G to construct, install, own, operate and maintain the INTERCONNECTION FACILITY, by December 31, 1987; (iii) VENTURE's failure to obtain any Critical Path Permit as defined in the LOAN AGREEMENT by December 31, 1987; (iv) the occurrence of an Event of Default, as defined in the LOAN AGREEMENT, which is not cured or waived within any time period specified in the LOAN AGREEMENT; (v) the occurrence of a suspension, pursuant to and in accordance with the provisions of Section E of Article XIII, which remains, in effect for more than ninety (90) days and is in effect on or after December 31, 1987; (vi) an FERC determination that the COGENERATION FACILITY is no longer a qualifying facility at any time during any term of this AGREEMENT; (vii) termination, for any reason, of the Agreement for Purchase of Electric Power between COGEN and JCP&L dated October 29, 1985, provided however, in the event such termination is contested, termination of this AGREEMENT is subject to entry of a final and non-appealable order/judgment terminating the Agreement for Purchase; or (viii) VENTURE's failure, for a period of 365 consecutive days, to supply to PSE&G at the RECEIPT POINT NET ELECTRICAL POWER OUTPUT and associated NET ELECTRICAL ENERGY, except where such failure results from an event of Force Majeure as defined in Article XVIII, provided however, that VENTURE has used during such 365 day period and continues thereafter to use best efforts to resume the supply of NET ELECTRICAL POWER OUTPUT and associated NET ELECTRICAL ENERGY to PSE&G at the RECEIPT POINT.

     If any Event of Termination occurs and either party elects to exercise its right, as provided in the preceding paragraph, to terminate this AGREEMENT, such party shall provide the other party with written notice of termination of this

AGREEMENT (hereinafter referred to as Notice of Termination). The Notice of Termination shall specify the basis for such termination. In such event, this AGREEMENT and the parties obligations hereunder shall terminate effective thirty (30) days after receipt of such Notice of Termination.

     Termination of this AGREEMENT for and on account of any Event of Termination specified in this Article XXIII shall not relieve VENTURE from any obligation under this AGREEMENT to pay PSE&G for any unpaid costs associated with the design, construction and installation of the INTERCONNECTION FACILITY, CANCELLATION COSTS, DECOMMISSION COSTS or any other unpaid bill or BILLING STATEMENT.

                                 ARTICLE XXIV

                              BREACH OF CONTRACT

     A breach of this AGREEMENT may occur upon the happening of any of the following:

     A. failure of a party to pay any amount due the other party pursuant to and in accordance with this AGREEMENT, which failure continues for a period of thirty (30) days after the due date for such payment as determined pursuant to and in accordance with the provisions of this AGREEMENT;

     B. failure of a party to perform any obligation under this AGREEMENT, which failure continues for a period of fifteen (15) days after written notice of such nonperformance is received by such party. Any notice of nonperformance (hereinafter referred to as Notice of Nonperformance) served pursuant to this Article shall: (i) be clearly identified as a Notice of Nonperformance and make specific reference, as being served pursuant to this Article XXIV; and (ii) state the basis for the alleged claim of nonperformance.

     In the event a party claims that a breach of this AGREEMENT has occurred, such party shall provide the other party with written notice thereof (hereinafter referred to as Notice of Breach). The Notice of Breach shall state the basis for such claim and any remedy sought. The parties shall have thirty
(30) days within which to resolve the dispute via negotiation. If within such thirty (30) day period after service of the Notice of Breach, the parties are unable to resolve their differences by negotiation, the party alleging the breach shall have the right to submit the dispute for resolution to arbitration or to any regulatory body having jurisdiction.

     The nature and extent of any damage incurred or sustained by the non-breaching party, as a result of any breach, shall be determined and calculated as of the date the breaching party's failure to perform commenced.

     Except as otherwise provided in Articles V and XIII of this AGREEMENT, neither party shall refuse to make, suspend or delay any payment(s) otherwise required to be made under this AGREEMENT or refuse to carry out any of its obligations under this AGREEMENT for or on account of or as a result of an alleged breach of this AGREEMENT.

     Any waiver by a party of any breach shall be deemed to extend only to the particular breach waived and shall not limit or otherwise affect any right(s) that such party may have with respect to any other or future breach, whether of a similar or different nature.

                                  ARTICLE XXV

                                  ARBITRATION

     Any controversy, dispute or claim between the parties to this AGREEMENT, which the parties are unable to resolve by negotiation, shall, if arbitration is chosen by any party pursuant to its rights under this AGREEMENT, be settled by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association (AAA), then in effect, and the provisions of this
Article XXV. Nothing contained herein shall deprive either party of any right to: (i) obtain injunctive or other equitable relief in any Court in the State of New Jersey, on an interim basis in accordance with Article XXVI or otherwise, pending disposition of the arbitration of any controversy, dispute or claim; and/or (ii) institute a suit for specific performance; and/or (iii) assert any crossclaim or third-party claim in any suit at law instituted by a third-party; and/or (iv) file and prosecute any complaint at and with the FERC or make and prosecute any claim or position in any filing made at the FERC by either party or some third-party. Nothing herein shall prevent either party from seeking FERC review of any proposed change of the charges set forth in Article X of this AGREEMENT. No suit at law which seeks to resolve any controversy, dispute or claim between the parties shall be instituted by either party hereto, except where such suit is instituted to confirm an arbitration award received pursuant to this Article.

     Any controversy, dispute or claim submitted to arbitration shall be settled by arbitration in New Jersey in accordance with the laws of the State of New Jersey. Any award entered pursuant to such arbitration shall be binding on both parties and judgment upon the award rendered or received may be entered in any court of appropriate subject matter jurisdiction located in the State of New Jersey pursuant to N.J.S.A. 2A:24-1 et seq.

     Exclusive jurisdiction relative to the entry of judgment on any arbitration award relative to any controversy or claim between the parties shall be in any court of appropriate subject matter jurisdiction located in the State of New Jersey, and the parties to this AGREEMENT expressly subject themselves hereby to the personal jurisdiction of said court for entry of any such judgment and for the resolution of any dispute, action, or suit arising in connection with the entry of such judgment.

     The controversy or claim to be arbitrated shall be referred to three (3) arbitrators, one to be selected by each party and the third to be selected by the AAA. The selections to be made by the parties shall be made from the list of the National Panel of Arbitrators maintained by the AAA. The arbitrator to be selected by the AAA shall be an attorney-at-law of the State of New Jersey. All decisions and awards shall be made by a majority of the arbitrators, except for decisions relating to discovery as set forth herein.

     In the event any arbitrator dies, or refuses to act, or becomes incapable, incompetent or unfit to act before hearings have been completed and/or before an award has been rendered, a successor arbitrator may be selected by the party who originally made the selection. The selection of the successor arbitrator shall be made consistent with the selection procedure set forth in the preceding paragraph.

     The arbitrators selected pursuant to this AGREEMENT shall be governed by and apply the laws of the State of New Jersey and federal law, as applicable, in conducting any arbitration proceeding and/or in making any award.

     Notice of a demand for arbitration (hereinafter referred to as Demand for Arbitration) of any controversy or dispute between the parties shall be filed in writing with the AAA by the party seeking arbitration and a copy of same shall be served contemporaneously with such filing on the other party. The notice shall state, with specificity, the nature of the dispute and the remedy sought. After such notice has been filed, the parties may make discovery of any matter relevant to such dispute before the hearing, to the extent and in the manner provided by the Rules Governing Civil Practice in the Superior Court contained in the Rules Governing the Courts of the State of New Jersey. Any question that may arise with respect to the obligations of the parties relative to discovery and/or relative to the protection of the discovery materials shall be referred solely to the arbitrator selected by the AAA. His determination shall be final and conclusive. Discovery shall be completed not later than ninety (90) days after filing of the notice of arbitration unless such period for discovery is extended by the arbitrator selected by the AAA, upon a showing of good cause by either party to the arbitration.

     The arbitrators may consider any material which is relevant to the subject matter of any such controversy even if such material might also be relevant to an issue or issues not subject to arbitration hereunder. A stenographic record shall be made of any arbitration hearing.

     Any costs associated with any arbitration under this Article, including but not limited to attorney fees and witness expenses, shall be paid by the party against whom an award is entered unless the Arbitrators by their award shall otherwise provide.

     Arbitration may not be utilized and the arbitrators selected in accordance with this Article shall not possess the authority or power to alter, amend or modify any of the terms or conditions or charges set forth in this AGREEMENT, and further, the arbitrators may not enter any award which alters, amends or modifies such terms, conditions or charges in any form or manner.

                                 ARTICLE XXVI
                             SPECIFIC PERFORMANCE

     Without regard to the requirements or provisions of Article XXIV and
Article XXV of this AGREEMENT, in addition to any of the rights and/or remedies referred to in this AGREEMENT, either party shall have the right to institute an action against the other party in a court of equity in the State of New Jersey or at the FERC to obtain specific performance by such other party of any of such other party's obligations under this AGREEMENT.

                                 ARTICLE XXVII
                                 MODIFICATIONS

     The terms and conditions under which SERVICE shall be provided, and the charges applicable thereto, are as herein set forth. This AGREEMENT is subject to modification from time to time, by mutual agreement of the parties, reduced to writing and signed by both parties.

     Either party shall have the right, from time to time, without limitation or reservation, through filings with the FERC or any successor agency, to request authorization to change the charges specified in Article X of this AGREEMENT; provided however, PSE&G's right to file for authorization for a change in the charges specified in Article X shall be limited to filings by PSE&G to modify the transmission service charge to reflect changes in the transmission related costs in PSE&G's most recently approved rates then in effect.

     However, in the event the obligations of PSE&G under this AGREEMENT are adversely affected in any material way at any time during any term of this AGREEMENT as a result of any governmental, legislative and/or regulatory action(s) which specifically deals with this type of transaction, the SERVICE under this AGREEMENT and/or the terms and conditions thereof, PSE&G shall have the right to make a filing with the FERC to request authority to alter, amend or change any charge or term or condition in this AGREEMENT, other than the Term as specified in Article VIII, which in PSE&G's judgment has been affected by such action(s).

     Any party shall have the right to oppose any filing made by the other party under this Article XXVII to the extent that such other party is legally permitted to do so.

                                ARTICLE XXVIII
                              ASSIGNMENT/TRANSFER

     VENTURE may and is expressly determined, at any time and from time-to-time during the term of this AGREEMENT, to assign its rights in this AGREEMENT to FINANCIER. In the event VENTURE requests PSE&G to execute a Consent to Assignment in connection with any such assignment, the terms and conditions of the Consent to Assignment must be acceptable to PSE&G and not contravene any term or condition of this AGREEMENT. In such event, VENTURE shall request in writing that PSE&G execute such Consent to Assignment. Except as otherwise provided herein with respect to FINANCIER, VENTURE may not assign its rights and/or transfer its rights and obligations in this AGREEMENT without the prior written consent of PSE&G, which consent shall not be unreasonably withheld. Nothing contained herein shall prevent VENTURE from pledging or mortgaging all or any part of the property of the PROJECT in connection with financing the PROJECT.

     No assignee, transferee, pledgee or mortgagee and/or any person designated by such assignee, transferee, pledgee or mortgagee may operate the PROJECT, pursuant to any rights such party may have under any mortgage, assignment, transfer or security agreement, unless such entity or person has been approved and authorized by PSE&G to operate the PROJECT, and in connection with seeking to obtain such approval and authorization, agrees to be bound by, subject to and to comply with the terms and conditions of this AGREEMENT while operating the PROJECT. PSE&G shall not unreasonably delay or withhold any such approval or authorization.

     PSE&G may, on notice to, end with the approval of, VENTURE, assign its rights under this AGREEMENT. Additionally, PSE&G may, on notice to, and with the approval of VENTURE, assign and transfer its rights and obligations under this AGREEMENT to an entity controlled by or under common control with PSE&G. VENTURE shall not unreasonably delay or withhold any approval of an assignment or
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                                       83



assignment/transfer by PSE&G provided that the assignee or the assignee/transferee agrees to be bound by, subject to and to comply with the terms and conditions of this AGREEMENT.

                                 ARTICLE XXIX
                               CURE BY FINANCIER

     Within thirty (30) days of execution of this AGREEMENT, VENTURE shall furnish to PSE&G a list containing the names and addresses of the FINANCIERS VENTURE has or intends to utilize in connection with placing the COGENERATION FACILITY into FULL COMMERCIAL OPERATION. During any term of this AGREEMENT, VENTURE shall update the list as changes are made thereto. For so long as VENTURE shall have outstanding and unpaid any financing liabilities, PSE&G agrees to promptly furnish to all FINANCIERS, then known to PSE&G, a copy of any Notice of Cancellation, Notice of Nonperformance, Notice of Suspension, Notice of Breach, Demand for Arbitration or Notice of Termination given to VENTURE. Additionally, PSE&G shall not terminate this AGREEMENT unless any written notice of such termination or breach, as the case may be, and the reasons therefor have been given to and received by each FINANCIER then known to PSE&G thirty (30) days prior to the effective date of the termination. PSE&G shall not terminate this AGREEMENT if, after notice thereof, and prior to any effective date of termination FINANCIER has:

     (i) cured the condition precipitating the Notice of Breach under Article XXIV or the Notice of Termination under Article XXIII; or

     (ii) if the condition precipitating such Notice of Breach or such Notice of Termination is not capable of being cured prior to the date of termination, commenced in a diligent manner to cure the condition precipitating the Notice of

           Breach or Notice of Termination and for so long as the FINANCIER diligently continues such efforts; or

     (iii) if the condition precipitating the Notice of Breach or Notice of Termination is not capable of being cured prior to the date of termination, caused the initiation of and is diligently prosecuting efforts to gain possession of the PROJECT and for so long as the FINANCIER diligently continues such efforts.

As indicated herein, in the event the condition precipitating the Notice of Breach or Notice of Termination is not capable of being cured prior to the date of termination, PSE&G shall not terminate this AGREEMENT where FINANCIER is diligently prosecuting efforts to gain possession of the PROJECT, provided however, in the event the FINANCIER does not gain possession of the PROJECT within ninety (90) days of the date of the notice PSE&G served on FINANCIER, and FINANCIER intends to continue its efforts, FINANCIER shall be obligated thereafter to commence payment of the applicable monthly demand charge specified in Article X.

     In the event FINANCIER gains possession of the PROJECT, FINANCIER shall promptly designate a person to operate the PROJECT. The name and credentials of the person so designated shall be promptly submitted thereafter to and such person so designated must be approved and authorized by PSE&G to operate the PROJECT. Any approval of the person so designated shall not be unreasonably delayed or withheld by PSE&G. In the event PSE&G approves the person so designated, PSE&G shall not be obligated to give authorization to the person so designated to actually operate the PROJECT unless and until the person so designated agrees in writing to be bound by, subject to and to comply with the terms and conditions of this AGREEMENT for the period during which the person so designated intends to operate the PROJECT. Upon execution of the aforesaid instrument, the person so designated shall thereafter, inter alia, be responsible for and commence the payment of the charges set forth in
Article X. However, FINANCIER, and the person so designated, shall have no responsibility whatsoever for any obligation of VENTURE incurred prior to the date on which FINANCIER takes possession of the PROJECT.

     In the event of a foreclosure and a resultant sale or transfer of the PROJECT to a new entity, any obligation of PSE&G to perform its obligations under the AGREEMENT shall be conditioned upon: (i) the approval by PSE&G of any new operator of the PROJECT, which approval shall not be unreasonably withheld or delayed; (ii) agreement by the new entity to comply with the rules and regulations of the NJBPU, the FERC, and any other agency having jurisdiction over the PROJECT relative to the sale or transfer of same; (iii) receipt by such new entity of any license(s), permit(s) and approval(s) as may be required in connection with the sale or transfer of the PROJECT; and (iv) the execution and delivery of a written assumption agreement, in form satisfactory to PSE&G, pursuant to which the new entity and/or operator agree to assume all obligations under and agree therein to be bound by, subject to and to comply with the terms and conditions of this AGREEMENT.

     Notwithstanding any rights which FINANCIER may have, in the event PSE&G interrupts SERVICE to the COGENERATION FACILITY in connection with the occurrence of the condition or event which precipitated the Notice of Termination or Notice of Breach, PSE&G shall not be obligated to resume SERVICE to the PROJECT unless the condition or event or cause thereof which precipitated the Notice of Termination or Notice of Breach is or has been remedied in accordance with the provisions of this AGREEMENT. Prior to PSE&G being obligated to resume SERVICE to the PROJECT, PSE&G shall have the right to require FINANCIER to provide adequate assurance to PSE&G that the condition or event precipitating the Notice of Termination or Notice of Breach will not recur.

                                  ARTICLE XXX
                         FINANCIER SECURITY AGREEMENTS

     As indicated in Article XXVIII, VENTURE may assign any rights in this AGREEMENT to FINANCIER and may pledge or mortgage any or all of the property of the PROJECT. In the event FINANCIER alleges that a breach or an event of default has occurred under any operative agreement between FINANCIER and VENTURE and FINANCIER thereafter elects to exercise any right(s) under any applicable security, mortgage, assignment or other agreement then in effect between FINANCIER and VENTURE, it is agreed that, upon receipt of such notice from FINANCIER, PSE&G shall provide notice to VENTURE and thereafter PSE&G shall accept the instructions of FINANCIER in accordance with the terms of any applicable security, mortgage or assignment agreement. In such event, VENTURE shall have no claim against PSE&G for, and hereby agrees to release PSE&G from, any liability for any cost, expense, loss, damage or liability VENTURE may incur or sustain arising out of, relating to or resulting from any action(s) which PSE&G determines it is obligated to take pursuant to any operative agreement between VENTURE and FINANCIER.

                                 ARTICLE XXXI
                         DETERMINATION OF PSE&G COSTS

     The costs for any work done or service performed by PSE&G personnel, as required by this AGREEMENT, which costs are to be billed to and to be paid by VENTURE pursuant to this AGREEMENT shall be determined by PSE&G in accordance with PSE&G's "Procedures for Work Done at the Expense of Others," then in effect.

                                 ARTICLE XXXII
                           STANDARD FOR PERFORMANCE

     Unless otherwise expressly provided for in this AGREEMENT, PSE&G shall undertake and discharge any obligation it has in this AGREEMENT to, inter alia, design, construct, install, operate, maintain, repair, replace, reinforce, rearrange, purchase, select, examine, review, inspect or accept any facility or equipment pursuant to and in accordance with any applicable PSE&G practice(s), standard(s) and/or procedure(s). PSE&G shall use the same care and diligence in controlling the costs of any such activity(ies) VENTURE is required to make payment for under this AGREEMENT as if the activity(ies) was being performed by and for PSE&G's own account.

                                ARTICLE XXXIII
                           STANDBY ELECTRIC SERVICE

     Standby electric service to the COGENERATION FACILITY shall be furnished by PSE&G, pursuant to an applicable tariff on file with the NJBPU.

                                 ARTICLE XXXIV
                               ENTIRE AGREEMENT

     This AGREEMENT supercedes, as of the date of this AGREEMENT, the Service and Interconnection Agreement dated October 10, 1986 oy and between PSE&G and VENTURE.

     This AGREEMENT constitutes the entire agreement and understanding of the parties relating to the subject matter of this AGREEMENT and each party confirms that it is not relying upon any representation, assumption, understanding or warranty, except as specifically set forth herein.

                                 ARTICLE XXXV
                            SUCCESSORS AND ASSIGNS

     This AGREEMENT shall be binding upon and shall inure to the benefit of, or may be performed by, the successors and assigns of the parties, except that no assignment, pledge or other transfer of this AGREEMENT by any party shall operate to release the assignor, pledgor or transferor from any of its obligations under this AGREEMENT unless consent to the release is given in writing by the other party or unless such transfer is incident to a merger or consolidation with, or transfer of all or substantially all of the assets of the transferor to another person or business entity which person or entity shall, as part of such succession, assume all the obligations of the transferor under this AGREEMENT.

                                 ARTICLE XXXVI
                                 CHOICE OF LAW

     This AGREEMENT shall be interpreted, construed, governed by, performed and enforced in accordance with the laws of the State of New Jersey and federal law, where applicable. All questions concerning the validity, construction and enforceability of the AGREEMENT as well as questions concerning the sufficiency or other aspects of performance under the AGREEMENT shall be determined under the laws of the State of New Jersey and federal law, where applicable.

                                 ARTICLE XXXVII
                                   CAPTIONS

     The subject headings of the Articles of this AGREEMENT are inserted solely for the purpose of convenient reference and are not intended to, nor shall same affect the meaning of any provision of this AGREEMENT.

                                ARTICLE XXXVIII
                                 COUNTERPARTS

     This AGREEMENT may be executed in counterparts. Each shall be deemed an original but together shall constitute one and the same instrument.

                                 ARTICLE XXXIX
                                 MISCELLANEOUS

     This AGREEMENT and the obligations of the parties hereunder are subject to all present and future valid laws and to all valid present and future orders, rules and regulations of duly constituted regulatory authorities having jurisdiction.

     In case of conflict between any provisions hereof and any applicable law, regulation or regulatory order, such applicable law, regulation or regulatory order shall govern.

     All term defined in this AGREEMENT shall have the same defined meanings when used in any notice, correspondence, report or other document made or delivered pursuant to or in connection with this AGREEMENT, unless the context shall otherwise require.

     Each reference herein to VENTURE and PSE&G, shall be deemed to include their respective successors and assigns.

     All of the covenants, warranties, undertakings and agreements of VENTURE and PSE&G shall bind the respective parties, their successors and assigns.

                                  ARTICLE XL
                        NOTICE OF AMENDMENTS TO PJM OR
                            MID-ATLANTIC AGREEMENTS

     In the event that application is made for approval of any amendment to the PJM Agreement, the Mid-Atlantic Area Coordination Group Agreement or any other agreement to which PSE&G is a party, which amendment, if allowed to take effect, would impair the SERVICE being provided to VENTURE under this AGREEMENT, PSE&G shall provide timely notice to VENTURE of such application.

                                  ARTICLE XLI
                                 RESERVATIONS

     No party shall be prejudiced or bound, except as otherwise specifically provided herein, nor shall any party be deemed to have approved, accepted, agreed or consented to any concept, theory or principle underlying or supposed to underlie any of the matters contained herein, including but not limited to any concept, theory, principle or method used to calculate the rates provided for herein.

     All parties further understand and agree that the provisions of this AGREEMENT relate only to the specific matter referred to herein and no party or person waives any claim or right which it may otherwise have with respect to any matter not expressly provided for herein.

                                 ARTICLE XLII
                                    NOTICES

     Any notice, request, demand or statement which either PSE&G or VENTURE may desire to give to the other shall be VENTURE writing and shall be considered as duly delivered when mailed by certified mail addressed to said party as follows:

     (a) If to PUBLIC SERVICE ELECTRIC AND GAS COMPANY:
         Public Service Electric and Gas Company
         80 Park Plaza - Mail Code T14A
         P. 0. Box 570
         Newark, New Jersey 07101-0570
         ATTENTION: General Manager - System Planning

     (b) If to COGEN TECHNOLOGIES NJ VENTURE:
         Cogen Technologies NJ, Inc.
         Managing Venturer
         Cogen Technologies NJ Venture
         14614 Failing Creek Drive
         Suite 212
         Houston, Texas 77068
         ATTENTION: Robert C. McNair
                    President

     Routine communications, including monthly BILLING STATEMENTS, shall be considered as duly delivered when mailed by either certified or ordinary mail:

     (a) If to PUBLIC SERVICE ELECTRIC AND GAS COMPANY:
         Public Service Electric and Gas Company
         80 Park Plaza - Mail Code T14A
         P. 0. Box 570
         Newark, New Jersey 07101-0570
         ATTENTION: General Manager - System Planning

     (b) If to COGEN TECHNOLOGIES NJ VENTURE:
         Cogen Technologies NJ, Inc.
         Managing Venturer
         Cogen Technologies NJ Venture
         14614 Falling Creek Drive
         Suite 212
         Houston, Texas 77068
         ATTENTION: Robert C. McNair
                    President

     IN WITNESS WHEREOF, this AGREEMENT has been executed and delivered as of the date and year first above written.

                                      COGEN TECHNOLOGIES NJ VENTURE


                                      By: /s/ ROBERT C. MCNAIR
                                         ---------------------------
                                             ROBERT C. MCNAIR
                                                 PRESIDENT
                                         COGEN TECHNOLOGIES NJ, INC.
                                             MANAGING VENTURER


                                      PUBLIC SERVICE ELECTRIC AND GAS COMPANY


                                      By: /s/ STEPHEN A. MALLARD
                                         ---------------------------
                                             STEPHEN A. MALLARD
                                           SENIOR VICE PRESIDENT
                                         PUBLIC SERVICE ELECTRIC AND
                                                 GAS COMPANY